Exhibit 10.20

EXECUTION VERSION

COLLATERAL AGREEMENT

made by

HD SUPPLY, INC.,

and certain of its Subsidiaries,

in favor of

WILMINGTON TRUST, NATIONAL ASSOCIATION
as Note Collateral Agent

Dated as of December 4, 2014

i

			Page

SECTION 9		MISCELLANEOUS	38
	9.1	Amendments in Writing	38
	9.2	Notices	38
	9.3	No Waiver by Course of Conduct; Cumulative Remedies	38
	9.4	[Reserved.]	38
	9.5	Successors and Assigns	38
	9.6	[Reserved.]	39
	9.7	Counterparts	39
	9.8	Severability	39
	9.9	Section Headings	39
	9.10	Integration	39
	9.11	GOVERNING LAW	39
	9.12	Submission to Jurisdiction	39
	9.13	Acknowledgments	39
	9.14	WAIVER OF JURY TRIAL	40
	9.15	Additional Granting Parties	40
	9.16	Releases	40
	9.17	Transfer Tax Acknowledgment	40

SCHEDULES
1	Notice Addresses of Grantors
2	Pledged Securities
3	Perfection Matters
4	Location of Jurisdiction of Organization
5	Intellectual Property
6	Contracts
7	Mortgage Property

ANNEXES

1	Acknowledgment and Consent
2	Assumption Agreement
3	Supplemental Agreement
4	Non-Indenture Secured Party Designation
5	Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing

ii

COLLATERAL AGREEMENT

COLLATERAL AGREEMENT, dated as of December 4, 2014, made by HD Supply, Inc., a Delaware corporation, as issuer of the Notes (together with its successors and assigns, and as more particularly defined in the Indenture, the “Company”), and certain Subsidiaries of the Company that are signatories hereto, in favor of WILMINGTON TRUST, NATIONAL ASSOCIATION, as collateral agent under certain of the Note Documents (as defined below) (in such capacity, and together with any successors and assigns in such capacity, the “Note Collateral Agent”) for the Secured Parties (as defined below).  Capitalized terms defined in Section 1 hereof are used in this Agreement as so defined.

W I T N E S S E T H:

WHEREAS, pursuant to that certain Indenture, dated as of the date hereof (as amended by that First Supplemental Indenture, dated as of the date hereof, and as the same may be further amended, amended and restated, waived, supplemented or otherwise, modified from time to time, the “Indenture”), among the Company, the Subsidiary Guarantors from time to time party thereto, and Wilmington Trust, National Association, as indenture trustee (in such capacity, and together with any successors and assigns in such capacity, the “Trustee”) on behalf of the Holders (as defined in the Indenture) and as Note Collateral Agent, the Company is issuing $1,250 million aggregate principal amount of 5.25% senior secured first priority notes due 2021, and may in the future issue Additional Notes (as defined therein), upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to that certain Credit Agreement, dated as of April 12, 2012 (as amended by Amendment No. 1 to Credit Agreement, dated as of February 15, 2013, and Amendment No. 2 to Credit Agreement, dated as of February 6, 2014, and as further amended, amended and restated, waived, supplemented or otherwise modified from time to time, together with any agreement extending the maturity of, or restructuring, refunding, refinancing or increasing the Indebtedness under such agreement or any successor agreements, the “Term Credit Agreement”), among the Company, as borrower (in such capacity, the “Term Borrower”), the several banks and other financial institutions from time to time parties thereto (as further defined in the Term Credit Agreement, the “Term Lenders”), Bank of America, N.A., as administrative agent (in such capacity, the “Term Administrative Agent”) and collateral agent (in such capacity, the “Term Collateral Agent”), and the other parties party thereto, the Term Lenders have made extensions of credit to the Term Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to that certain Guarantee and Collateral Agreement, dated as of April 12, 2012 (as amended, amended and restated, waived, supplemented or otherwise modified from time to time, the “Term Guarantee and Collateral Agreement”), among the Term Borrower, certain of its subsidiaries, the Term Administrative Agent and the Term Collateral Agent, the Term Borrower and such subsidiaries have granted a first priority Lien to the Term Collateral Agent for the benefit of the Secured Parties (as defined in the Term Guarantee and Collateral Agreement) on the Cash Flow Priority Collateral and a second priority Lien for the benefit of the Secured Parties (as defined in the Term Guarantee and Collateral Agreement) on the ABL Priority Collateral (subject in each case to Permitted Liens (as defined in the Term Credit Agreement));

WHEREAS, pursuant to that certain ABL Credit Agreement, dated as of April 12, 2012 (as amended by Amendment No. 1 to Credit Agreement, dated as of June 28, 2013, and as further amended, amended and restated, waived, supplemented or otherwise modified from time to time, together with any agreement extending the maturity of, or restructuring, refunding, refinancing or increasing the Indebtedness under such agreement or any successor agreements, the “ABL Credit Agreement”), among the Company, certain subsidiaries of the Company that are or may become parties thereto (together with the Company, collectively, the “ABL Borrowers”), the several banks and other financial institutions from time to time parties thereto (as further defined in the ABL Credit Agreement, the “ABL Lenders”), General Electric Capital Corporation, as administrative agent (in such capacity, the “ABL Administrative Agent”) and collateral agent (in such capacity, the “U.S. ABL Collateral Agent”) for the ABL Lenders thereunder, GE Canada Finance Holding Company, as Canadian administrative agent and Canadian collateral agent, and the other parties party thereto, the ABL Lenders have severally agreed to make extensions of credit to the ABL Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to that certain U.S. Guarantee and Collateral Agreement, dated as of April 12, 2012 (as amended, amended and restated, waived, supplemented or otherwise modified from time to time, the “U.S. ABL Guarantee and Collateral Agreement”), among the ABL Borrowers, certain of their subsidiaries, the ABL Administrative Agent and the U.S. ABL Collateral Agent, the ABL Borrowers and such subsidiaries have granted a first priority Lien to the U.S. ABL Collateral Agent for the benefit of the Secured Parties (as defined in the U.S. ABL Guarantee and Collateral Agreement) on the ABL Priority Collateral and a second priority Lien for the benefit of the Secured Parties (as defined in the U.S. ABL Guarantee and Collateral Agreement) on the Cash Flow Priority Collateral (subject in each case to Permitted Liens (as defined in the ABL Credit Agreement));

WHEREAS, pursuant to that certain Indenture, dated as of April 12, 2012 (as amended pursuant to the First Supplemental Indenture, dated as of April 12, 2012, the Second Supplemental Indenture, dated as of July 27, 2012, and the Third Supplemental Indenture dated as of February 6, 2014, and as further amended, amended and restated, waived, supplemented or otherwise modified from time to time, the “Second Priority Notes Indenture”), among the Company, the subsidiaries of the Company party thereto as Subsidiary Guarantors, and Wilmington Trust, National Association, as trustee and note collateral agent (in such capacity, the “Second Priority Note Collateral Agent”), the Company has issued its 11% Senior Secured Second Priority Notes due 2020 (the “Second Priority Notes”);

WHEREAS, pursuant to that certain Collateral Agreement, dated as of April 12, 2012 (as amended, amended and restated, waived, supplemented or otherwise modified from time to time, the “Second Priority Note Collateral Agreement”), among the Company, certain subsidiaries of the Company and the Second Priority Note Collateral Agent, the Company and such subsidiaries have granted a third priority Lien to the Second Priority Note Collateral Agent for the benefit of the Secured Parties (as defined in the Second Priority Note Collateral Agreement) on the ABL Priority Collateral and a second priority Lien for the benefit of the holders of the Secured Parties (as defined in the Second Priority Note Collateral Agreement) on the Cash Flow Priority Collateral (subject in each case to Liens permitted under the Second Priority Notes Indenture including Permitted Liens (as defined in the Second Priority Notes Indenture));

WHEREAS, the Company is a member of an affiliated group of companies that includes the Company, the Company’s Domestic Subsidiaries that are party hereto and any other Domestic Subsidiary of the Company (other than any Excluded Subsidiary) that becomes a party hereto from time to time after the date hereof (the Company and such Domestic Subsidiaries (other than any Excluded Subsidiary), collectively, the “Granting Parties”);

WHEREAS, pursuant to that certain Joinder of First Lien Indenture, dated as of the date hereof (the “Base Intercreditor Agreement Joinder”), the Note Collateral Agent, for itself and on behalf of the Holders of the Notes, has agreed to be bound by the terms and provisions of that certain Intercreditor Agreement, dated as of April 12, 2012 (as amended by the Base Intercreditor Agreement Joinder, and as further amended and restated, waived, supplemented or otherwise modified from time to time, the “Base Intercreditor Agreement”), among the Existing First Lien Note Agent, the Term Agent, the ABL Agent

and the Second Lien Agent and acknowledged by the Company, HDS Holding Corporation and certain subsidiaries of the Company;

WHEREAS, pursuant to that certain Joinder of First Lien Indenture, dated as of the date hereof (the “Cash Flow Intercreditor Agreement Joinder”), the Note Collateral Agent, for itself and on behalf of the Holders of the Notes, has agreed to be bound by the terms and provisions of that certain Intercreditor Agreement, dated as of April 12, 2012 (as amended by the Cash Flow Intercreditor Agreement Joinder, and as further amended and restated, waived, supplemented or otherwise modified from time to time, the “Cash Flow Intercreditor Agreement”), among the Existing First Lien Note Agent, the Term Agent and the Second Lien Agent and acknowledged by the Company, HDS Holding Corporation and certain subsidiaries of the Company;

WHEREAS, the Company and the other Granting Parties are engaged in related businesses, and each such Granting Party will derive substantial direct and indirect benefit from the issuance of the Notes; and

WHEREAS, it is a condition to the issuance and purchase of the Notes on the date hereof that the Company execute and deliver this Agreement to the Note Collateral Agent for the benefit of the Secured Parties; and

NOW, THEREFORE, in consideration of the premises and to induce the Trustee to enter into the Indenture and to induce the Holders to purchase the Notes to be issued on the date hereof, and in consideration of the receipt of other valuable consideration (which receipt is hereby acknowledged), each Grantor hereby agrees with the Note Collateral Agent, for the benefit of the Secured Parties, as follows:

SECTION 1                               DEFINED TERMS

1.1                               Definitions.

(a)                                 Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture, and the following terms that are defined in the Code (as in effect on the date hereof) are used herein as so defined:  Chattel Paper, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, Financial Assets, Fixtures, General Intangibles, Letter of Credit Rights, Money, Promissory Notes, Records, Securities, Securities Accounts and Supporting Obligations.

(b)                                 The following terms shall have the following meanings:

“ABL Accounts Collateral”:  all Collateral consisting of the following:

(1)                                 the Concentration Account and all Accounts Receivable;

(2)                                 to the extent involving or governing any of the items referred to in the preceding clause (1), all Documents, General Intangibles (other than Intellectual Property and equity interests of Subsidiaries of the Company) and Instruments (including, without limitation, Promissory Notes); provided that to the extent any of the foregoing also relates to Cash Flow Priority Collateral, only that portion related to the items referred to in the preceding clause (1) shall be included in the ABL Accounts Collateral;

(3)                                 to the extent evidencing or governing any of the items referred to in the preceding clauses (1) and (2), all Supporting Obligations; provided that to the extent any of the foregoing also relates to Cash Flow Priority Collateral, only that portion related to the items referred to in the preceding clauses (1) and (2) shall be included in the ABL Accounts Collateral;

(4)                                 all books and Records relating to the foregoing (including without limitation all books, databases, customer lists and Records, whether tangible or electronic, which contain any information relating to any of the foregoing); and

(5)                                 all collateral security and guarantees with respect to any of the foregoing and all cash, Money, instruments, Chattel Paper, insurance proceeds, investment property, securities and financial assets directly received as proceeds of any ABL Accounts Collateral (“ABL Accounts Proceeds”); provided, however, that no proceeds of ABL Accounts Proceeds will constitute ABL Accounts Collateral unless such proceeds of ABL Accounts Proceeds would otherwise constitute ABL Accounts Collateral.

For the avoidance of doubt, under no circumstances shall Excluded Assets be ABL Accounts Collateral.

“ABL Accounts Proceeds”:  as defined in the definition of “ABL Accounts Collateral.”

“ABL Administrative Agent”:  as defined in the recitals hereto.

“ABL Agent”:  as defined in the Base Intercreditor Agreement.

“ABL Borrowers”:  as defined in the recitals hereto.

“ABL Credit Agreement”:  as defined in the recitals hereto.

“ABL Document”:  as defined in the Base Intercreditor Agreement.

“ABL Lenders”:  as defined in the recitals hereto.

“ABL Obligations”:  as defined in the Base Intercreditor Agreement.

“ABL Priority Collateral”:  all Collateral consisting of the following:

(1)                                 all Inventory (as defined in the Code as of the date of this Agreement);

(2)                                 all ABL Accounts Collateral;

(3)                                 to the extent evidencing or governing any of the items referred to in the preceding clauses (1) and (2), all Documents, General Intangibles (other than Intellectual Property and equity interests of Subsidiaries of the Company), Instruments (including, without limitation, Promissory Notes); provided that to the extent any of the foregoing also relates to Cash Flow Priority Collateral, only that portion related to the items referred to in the preceding clauses (1) and (2) shall be included in the ABL Priority Collateral;

(4)                                 to the extent evidencing or governing any of the items referred to in the preceding clauses (1) through (3), all Supporting Obligations; provided that to the extent any of the foregoing also relates to Cash Flow Priority Collateral, only that portion related to the items referred to in the preceding clauses (1) through (3) shall be included in the ABL Priority Collateral;

(5)                                 all books and Records relating to the foregoing (including without limitation all books, databases, customer lists and Records, whether tangible or electronic, which contain any information relating to any of the foregoing); and

(6)                                 all collateral security and guarantees with respect to any of the foregoing and all cash, Money, instruments, Chattel Paper, insurance proceeds, investment property, securities and financial assets to the extent received as proceeds of any ABL Priority Collateral (“ABL Priority Proceeds”); provided, however, that no proceeds of ABL Priority Proceeds will constitute ABL Priority Collateral unless such proceeds of ABL Priority Proceeds would otherwise constitute ABL Priority Collateral.

For the avoidance of doubt, under no circumstances shall Excluded Assets be ABL Priority Collateral.

“ABL Priority Proceeds”:  as defined in the definition of “ABL Priority Collateral.”

“ABL Secured Parties”:  as defined in the Base Intercreditor Agreement.

“Accounts”:  all accounts (as defined in the Code) of each Grantor, including, without limitation, with respect to any Grantor, all such Accounts of such Grantor, whether now existing or existing in the future, including (a) all accounts receivable of such Grantor, including all accounts created by or arising from all of such Grantor’s sales of goods or rendition of services made under any of its trade names, or through any of its divisions, (b) all unpaid rights of such Grantor (including rescission, replevin, reclamation and stopping in transit) relating to the foregoing or arising therefrom, (c) all rights to any goods represented by any of the foregoing, including returned or repossessed goods, (d) all reserves and credit balances held by such Grantor with respect to any such accounts receivable of any Grantor, (e) all letters of credit, guarantees or collateral for any of the foregoing, (f) all insurance policies or rights relating to any of the foregoing and (g) all Accounts Receivable of such Grantor, but excluding in any event all Accounts that have been sold or otherwise transferred (and not transferred back to a Grantor) in connection with a Special Purpose Financing.

“Accounts Receivable”:  any right to payment for goods sold or leased or for services rendered, which is not evidenced by an instrument (as defined in the Code) or Chattel Paper.

“Additional Agent”:  as defined in the Base Intercreditor Agreement or Cash Flow Intercreditor Agreement, as applicable.

“Additional Collateral Documents”:  as defined in the Base Intercreditor Agreement or Cash Flow Intercreditor Agreement, as applicable.

“Additional Secured Parties”:  as defined in the Base Intercreditor Agreement or Cash Flow Intercreditor Agreement, as applicable.

“Agreement”:  this Collateral Agreement, as the same may be amended, restated, supplemented, waived or otherwise modified from time to time.

“Applicable Law”:  as defined in subsection 9.8 hereof.

“Asset Sales Proceeds Account”:  one or more Deposit Accounts or Securities Accounts holding only the proceeds of any sale or disposition of any Cash Flow Priority Collateral and the proceeds of investment thereof.

“Bank Products Agreement”:  any agreement pursuant to which a bank or other financial institution agrees to provide (i) treasury services, (ii) credit card, merchant card, purchasing card or stored value card services (including, without limitation, processing and other administrative services with respect thereto), (iii) cash management services (including, without limitation, controlled disbursements, credit cards, credit card processing services, automated clearinghouse and other electronic funds transfer transactions, return items, netting, overdrafts, depository, lockbox, stop payment, information reporting, wire transfer and interstate depository network services) and (iv) other similar banking products or services as may be requested by any Grantor (for the avoidance of doubt, excluding letters of credit and loans except indebtedness arising from services described in items (i) through (iii) of this definition).

“Bankruptcy”: as defined in subsection 8.1.

“Bankruptcy Case”:  (i) the Company or any of its Subsidiaries commencing any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Subsidiaries making a general assignment for the benefit of its creditors; or (ii) there being commenced against the Company or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days.

“Bankruptcy Code”:  Title 11 of the United States Code.

“Base Intercreditor Agreement”:  as defined in the recitals hereto.

“Cash Flow Collateral Representative”:  as defined in the Base Intercreditor Agreement.

“Cash Flow Intercreditor Agreement”:  as defined in the recitals hereto.

“Cash Flow Priority Collateral”:  all Security Collateral other than ABL Priority Collateral, including real estate, intellectual property, equipment and equity interests of Subsidiaries of the Company, and all collateral security and guarantees with respect to any Cash Flow Priority Collateral and all cash, Money, Instruments, Securities and Financial Assets to the extent received as proceeds of any Cash Flow Priority Collateral; provided, however, no proceeds of proceeds will constitute Cash Flow Priority Collateral unless such proceeds of proceeds would otherwise constitute Cash Flow Priority Collateral or are credited to the Asset Sales Proceeds Account.  For the avoidance of doubt, under no circumstances shall any of the Excluded Subsidiary Securities or Excluded Assets be Cash Flow Priority Collateral.

“Code”:  the Uniform Commercial Code as from time to time in effect in the State of New York.

“Collateral”:  as defined in Section 3 hereof; provided that, for purposes of subsection 6.5, Section 8 and subsection 9.16, “Collateral” shall have the meaning assigned to such term in the Indenture.

“Collateral Account Bank”:  a bank or other financial institution as selected by the relevant Grantor; provided such Grantor shall not alter the Collateral Account Bank during the continuance of an Event of Default without the consent of the Note Collateral Agent (such consent not to be unreasonably withheld or delayed).

“Collateral Proceeds Account”:  a non-interest bearing cash collateral account established and maintained by the relevant Grantor at an office of the Collateral Account Bank in the name, and in the sole dominion and control of, the Note Collateral Agent for the benefit of the Secured Parties.

“Collateral Representative”:  (i) the Cash Flow Collateral Representative and the ABL Agent, (ii) the Senior Priority Representative and (iii) if any other Intercreditor Agreement is executed, the Person acting as representative for the Note Collateral Agent and the Secured Parties thereunder for the applicable purpose contemplated by this Agreement.

“Company Obligations”:  the collective reference to:  all obligations and liabilities of the Company in respect of the unpaid principal of and interest on (including, without limitation, interest and fees (if any) accruing after the maturity of the Notes and interest and fees (if any) accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes, and all other obligations and liabilities of the Company to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Indenture, the Notes, the other Note Documents, any Hedging Agreement entered into with any Note Hedging Provider or Bank Products Agreement entered into with any Note Bank Products Provider, or any Management Guarantee entered into with a Management Credit Provider or any other document made, delivered or given in connection therewith, in each case whether on account of (i) principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees, expenses and disbursements of counsel to the Trustee or Note Collateral Agent that are required to be paid by the Company pursuant to the terms of the Indenture or any other Note Document), (ii) amounts payable in connection with any such Bank Products Agreement or (iii) a termination of any transaction entered into pursuant to any such Hedging Agreement.

“Concentration Account”:  as defined in the ABL Credit Agreement.

“Contracts”:  with respect to any Grantor, all contracts, agreements, instruments and indentures in any form and portions thereof (except for contracts listed on Schedule 6 hereto), to which such Grantor is a party or under which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented, waived or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder.

“Copyright Licenses”:  with respect to any Grantor, all United States written license agreements of such Grantor providing for the grant by or to such Grantor of any right under any United States copyright of such Grantor, other than agreements with any Person that is an Affiliate or a Subsidiary of the Company or such Grantor, including, without limitation, any license agreements listed on Schedule 5 hereto, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Copyrights”:  with respect to any Grantor, all of such Grantor’s right, title and interest in and to all United States copyrights, whether or not the underlying works of authorship have been published or registered, all United States copyright registrations and copyright applications, including, without limitation, any copyright registrations and copyright applications listed on Schedule 5 hereto, and (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof and (iii) the right to sue or otherwise recover for past, present and future infringements and misappropriations thereof.

“Discharge of ABL Obligations”:  as defined in the Base Intercreditor Agreement.

“Discharge of Additional Obligations”:  as defined in the Base Intercreditor Agreement or Cash Flow Intercreditor Agreement, as applicable.

“Discharge of Second Lien Note Obligations”:  as defined in the Base Intercreditor Agreement or Cash Flow Intercreditor Agreement, as applicable.

“Discharge of Term Obligations”:  as defined in the Base Intercreditor Agreement or Cash Flow Intercreditor Agreement, as applicable.

“Equity Issuers”:  the collective reference to the Persons identified on Schedule 2 as the issuers of Pledged Stock and any other Subsidiary of a Pledgor that is an issuer of Pledged Stock, in each case, together with any successors to such companies.

“Excluded Assets”:  as defined in subsection 3.3.

“Existing First Lien Note Agent”:  the collateral agent for the Company’s 8 1/8% Senior Secured First Priority Notes due 2019.

“Filings”:  as defined in subsection 4.2.2.

“Financing Statements”:  as defined in subsection 4.2.2.

“first priority”:  with respect to any Lien purported to be created by this Agreement, that such Lien is the most senior Lien to which such Collateral is subject (subject to Permitted Liens).

“Foreign Intellectual Property”:  any right, title or interest in or to any copyrights, copyright licenses, patents, patent applications, patent licenses, trade secrets, trade secret licenses, trademarks, trademark applications, trade names, trademark licenses, technology, know-how and processes or any other intellectual property governed by or arising or existing under, pursuant to or by virtue of the laws of any jurisdiction other than the United States of America or any state thereof.

“General Fund Account”:  the general fund account of the relevant Grantor established at the same office of the Collateral Account Bank as the Collateral Proceeds Account.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the European Union.

“Granting Parties”:  as defined in the recitals hereto.

“Grantor”:  the Company and each Domestic Subsidiary of the Company that from time to time is a party hereto (it being understood that no Excluded Subsidiary shall be required to be or become a party hereto).

“Grantor Obligations”:  with respect to any Grantor (other than the Company), the collective reference to (i) the Company Obligations guaranteed by such Grantor pursuant to Section 1301 of the Indenture and (ii) all obligations and liabilities of such Grantor that may arise under or in connection with this Agreement or any other Note Document to which such Grantor is a party, any Hedging Agreement entered into with any Note Hedging Provider or Bank Products Agreement entered into with any Note Bank Products Provider, or any Management Guarantee entered into with a Management Credit Provider or any other document made, delivered or given in connection therewith of such Grantor, in each case whether on account of (i) principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees, expenses and disbursements of counsel to the Trustee or Note Collateral Agent that are required to be paid by the Company pursuant to the terms of the Indenture or any other Note Document), and including interest and fees (if any) accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Grantor, whether or not a claim for post-petition interest or fees (if any) is allowed in such proceeding, (ii) amounts payable in connection with any such Bank Products Agreement or (iii) a termination of any transaction entered into pursuant to any such Hedging Agreement.

“Hedging Agreement”:  any interest rate, foreign currency, commodity, credit or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity, credit or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement, including, without limitation, any Interest Rate Agreement, Commodities Agreement or Currency Agreement.

“Indenture”:  as defined in the recitals hereto.

“Indenture Secured Parties”:  the collective reference to (i) the Holders, (ii) the Trustee, (iii) the Note Collateral Agent and (iv) each of their respective successors and assigns and their permitted transferees and endorsees.

“Instruments”:  as defined in Article 9 of the Code, but excluding the Pledged Securities.

“Intellectual Property”:  with respect to any Grantor, the collective reference to such Grantor’s Copyrights, Copyright Licenses, Patents, Patent Licenses, Trade Secrets, Trade Secret Licenses, Trademarks and Trademark Licenses.

“Intercompany Note”:  with respect to any Grantor, any promissory note in a principal amount in excess of $3,000,000 evidencing loans made by such Grantor to the Company or any of its Subsidiaries.

“Intercreditor Agreements”:  (i) the Base Intercreditor Agreement, (ii) the Cash Flow Intercreditor Agreement and (iii) any other intercreditor agreement that may be entered into in the future by the Note Collateral Agent and one or more Additional Agents and acknowledged by the Company and the other Granting Parties (each as amended, amended and restated, waived, supplemented or otherwise modified from time to time) (upon and during the effectiveness thereof).

“Inventory”:  with respect to any Grantor, all inventory (as defined in the Code) of such Grantor including, without limitation, all Inventory (as defined in the Indenture) of such Grantor.

“Investment Property”:  the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the Uniform Commercial Code in effect in the State of New York on the date hereof (other than any Capital Stock of any Foreign Subsidiary in excess of 65% of any series of such stock and other than any Capital Stock excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Securities.

“Management Credit Provider”:  any Person that is a beneficiary of a Management Guarantee, as designated by the Company in accordance with subsection 8.4 hereof.

“Material Adverse Effect”:  a material adverse effect on the business, operations, property or financial condition of the Company and its Subsidiaries taken as a whole.

“Mortgage Policies”:  as defined in subsection 5.4.3 hereof.

“Mortgage Property”:  the collective reference to the real properties owned by the Grantors described on Schedule 7.

“Mortgages”:  each of the mortgages and deeds of trust, if any, executed and delivered by a Grantor to the Note Collateral Agent, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Non-Indenture Secured Parties”:  the collective reference to all Note Bank Products Providers, Note Hedging Providers and Management Credit Providers and all successors, assigns, transferees and replacements thereof.

“Note Bank Products Provider”:  any Person that has entered into a Bank Products Agreement with a Grantor with the obligations of such Grantor thereunder being secured by one or more Note Documents as designated by the Company in accordance with subsection 8.4 hereof (provided that no Person shall, with respect to any Bank Products Agreement, be at any time a Note Bank Products Provider with respect to more than one Credit Facility (as defined in the Base Intercreditor Agreement or Cash Flow Intercreditor Agreement, as applicable)).

“Note Collateral Agent”:  as defined in the preamble hereto.

“Note Documents”:  the collective reference to the Indenture, the Notes, this Agreement, and the other Note Security Documents, as the same may be amended, supplemented, waived, modified, replaced and/or refinanced from time to time in accordance with the terms hereof and Article IX of the Indenture.

“Note Hedging Provider”:  any Person that has entered into a Hedging Agreement with a Grantor with the obligations of such Grantor thereunder being secured by one or more Note Documents as designated by the Company in accordance with subsection 8.4 hereof (provided that no Person shall, with respect to any Hedging Agreement, be at any time a Note Hedging Provider with respect to more than one Credit Facility (as defined in the Base Intercreditor Agreement or Cash Flow Intercreditor Agreement, as applicable)).

“Obligations”:  (i) in the case of the Company, its Company Obligations and (ii) in the case of each other Grantor, the Grantor Obligations of such Grantor.

“Ordinary Course Transferees”:  as defined in subsection 4.2.2.

“Organizational Documents”:  with respect to any Person, (a) the articles of incorporation, certificate of incorporation or certificate of formation (or the equivalent organizational documents) of such Person, (b) the bylaws or operating agreement (or the equivalent governing documents) of such Person and (c) any document (other than policy or procedural manuals or other similar documents) setting forth the manner of election or duties of the directors or managing members of such Person (if any) and the designation, amount or relative rights, limitations and preferences of any class or series of such Person’s Capital Stock.

“Patent Licenses”:  with respect to any Grantor, all United States written license agreements of such Grantor providing for the grant by or to such Grantor of any right under any United States patent, patent application or patentable invention, other than agreements with any Person that is an Affiliate or a Subsidiary of the Company or such Grantor, including, without limitation, the license agreements listed on Schedule 5 hereto, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Patents”:  with respect to any Grantor, all of such Grantor’s right, title and interest in and to all United States patents, patent applications and patentable inventions and all reissues and extensions thereof, including, without limitation, all patents and patent applications identified in Schedule 5 hereto, and including, without limitation, (i) all inventions and improvements described and claimed therein, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights corresponding thereto in the United States and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto.

“Permitted Liens”:  as defined in subsection 4.2.2.

“Pledged Collateral”:  as to any Pledgor, the Pledged Securities now owned or at any time hereafter acquired by such Pledgor, and any Proceeds thereof.

“Pledged Notes”:  with respect to any Pledgor, all Intercompany Notes at any time issued to, or held or owned by, such Pledgor.

“Pledged Securities”:  the collective reference to the Pledged Notes and the Pledged Stock.

“Pledged Stock”:  with respect to any Pledgor, the shares of Capital Stock of any Equity Issuer listed on Schedule 2 as held by such Pledgor, together with any other shares of Capital Stock required to be pledged by such Pledgor pursuant to Section 1503 of the Indenture, as well as any other shares, stock certificates, options or rights of any nature whatsoever in respect of any Capital Stock of any Equity Issuer that may be issued or granted to, or held by, such Pledgor while this Agreement is in effect (provided that in no event shall there be pledged, nor shall any Pledgor be required to pledge, directly or indirectly, (i) more than 65% of any series of the outstanding Capital Stock of any Foreign Subsidiary, (ii) any of the Capital Stock of a Subsidiary of a Foreign Subsidiary, (iii) de minimis shares of a Foreign Subsidiary held by any Pledgor as a nominee or in a similar capacity and (iv) any of the Capital Stock of any Unrestricted Subsidiary).

“Pledgor”:  Each Granting Party (with respect to Pledged Securities held by such Granting Party and all other Pledged Collateral of such Granting Party).

“Proceeds”:  all “proceeds” as such term is defined in Section 9-102(a)(64) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, Proceeds of Pledged Securities shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

“Requirement of Law”:  as to any Person, the Organizational Documents of such Person, and any law, statute, ordinance, code, decree, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or to which such Person or any of its material property is subject, including laws, ordinances and regulations pertaining to zoning, occupancy and subdivision of real properties; provided that the foregoing shall not apply to any non-binding recommendation of any Governmental Authority.

“Restrictive Agreements”:  as defined in subsection 3.3(a).

“Second Lien Note Agent”:  as defined in the Base Intercreditor Agreement or Cash Flow Intercreditor Agreement, as applicable.

“Second Lien Note Collateral Documents”:  as defined in the Base Intercreditor Agreement or Cash Flow Intercreditor Agreement, as applicable.

“Second Lien Note Obligations”:  as defined in the Base Intercreditor Agreement or Cash Flow Intercreditor Agreement, as applicable.

“Second Lien Noteholder Secured Parties”:  as defined in the Base Intercreditor Agreement or Cash Flow Intercreditor Agreement, as applicable.

“Second Priority Note Collateral Agreement”:  as defined in the recitals hereto.

“Second Priority Notes Indenture”:  as defined in the recitals hereto.

“Secured Parties”:  the collective reference to the Indenture Secured Parties and the Non-Indenture Secured Parties.

“Securities Act”: the Securities Act of 1933, as amended from time to time.

“Security Collateral”:  with respect to any Granting Party, collectively, the Collateral (if any) and the Pledged Collateral (if any) of such Granting Party.

“Senior Priority Representative”: as defined in the Cash Flow Intercreditor Agreement.

“Specified Assets”:  as defined in subsection 4.2.2 hereof.

“Subsidiary Guarantee”:  as defined in the Indenture.

“Term Administrative Agent”:  as defined in the recitals hereto.

“Term Agent”:  as defined in the Base Intercreditor Agreement or Cash Flow Intercreditor Agreement, as applicable.

“Term Borrower”:  as defined in the recitals hereto.

“Term Collateral Agent”:  as defined in the recitals hereto.

“Term Collateral Document”:  as defined in the Base Intercreditor Agreement or Cash Flow Intercreditor Agreement, as applicable.

“Term Credit Agreement”:  as defined in the recitals hereto.

“Term Document”:  as defined in the Base Intercreditor Agreement or Cash Flow Intercreditor Agreement, as applicable.

“Term Guarantee and Collateral Agreement”:  as defined in the recitals hereto.

“Term Lenders”:  as defined in the recitals hereto.

“Term Obligations”:  as defined in the Base Intercreditor Agreement or Cash Flow Intercreditor Agreement, as applicable.

“Term Secured Parties”:  as defined in the Base Intercreditor Agreement or Cash Flow Intercreditor Agreement, as applicable.

“Title Company”:  as defined in subsection 5.4.3 hereof.

“Trade Secret Licenses”:  with respect to any Grantor, all United States written license agreements of such Grantor providing for the grant by or to such Grantor of any right under any trade secrets, including, without limitation, know how, processes, formulae, compositions, designs, and confidential business and technical information, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, other than agreements with any Person that is an Affiliate or a Subsidiary of the Company or such Grantor, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Trade Secrets”:  with respect to any Grantor, all of such Grantor’s right, title and interest in and to all United States trade secrets, including, without limitation, know-how, processes, formulae, compositions, designs, and confidential business and technical information, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, including, without limitation, (i) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses, non-disclosure agreements and memoranda of understanding entered into in connection therewith, and damages and payments for past or future misappropriations thereof, and (ii) the right to sue or otherwise recover for past, present or future misappropriations thereof.

“Trademark Licenses”:  with respect to any Grantor, all United States written license agreements of such Grantor providing for the grant by or to such Grantor of any right under any United States trademarks, service marks, trade names, trade dress or other indicia of trade origin or business identifiers, other than agreements with any Person that is an Affiliate or a Subsidiary of the Company or such Grantor, including, without limitation, the license agreements listed on Schedule 5 hereto, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Trademarks”:  with respect to any Grantor, all of such Grantor’s right, title and interest in and to all United States trademarks, service marks, trade names, trade dress or other indicia of trade origin or business identifiers, trademark and service mark registrations, and applications for trademark or service mark registrations (except for “intent to use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of said Act has been filed), and any renewals thereof, including, without limitation, each registration and application identified in Schedule 5 hereto, and including, without limitation, (i) the right to sue or otherwise recover for any and all past, present and future infringements or dilutions thereof, (ii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (iii) all other rights corresponding thereto in the United States and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto in the United States, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade dress or other indicia of trade origin or business identifiers.

“Trustee”:  as defined in the recitals hereto.

“U.S. ABL Collateral Agent”:  as defined in the recitals hereto.

“U.S. ABL Guarantee and Collateral Agreement”:  as defined in the recitals hereto.

“Vehicles”:  all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

1.2                               Other Definitional Provisions.

(a)                                 The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Annex references are to this Agreement unless otherwise specified.  The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.”

(b)                                 The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)                                  Where the context requires, terms relating to the Collateral, Pledged Collateral or Security Collateral, or any part thereof, when used in relation to a Granting Party shall refer to such Granting Party’s Collateral, Pledged Collateral or Security Collateral or the relevant part thereof.

(d)                                 All references in this Agreement to any of the property described in the definition of the term “Collateral,” “Pledged Collateral” or “Security Collateral,” or to any Proceeds thereof, shall be deemed to be references thereto only to the extent the same constitute Collateral, Pledged Collateral or Security Collateral, respectively.

SECTION 2                               [RESERVED]

SECTION 3                               GRANT OF SECURITY INTEREST

3.1                               Grant.  Each Granting Party that is a Grantor hereby grants, subject to existing licenses to use the Copyrights, Patents, Trademarks and Trade Secrets granted by such Grantor in the ordinary course of business, to the Note Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the Collateral of such Grantor, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of such Grantor, except as provided in subsection 3.3.  The term “Collateral,” as to any Grantor, means the following property (wherever located) now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, except as provided in subsection 3.3:

(a)                                 all Accounts;

(b)                                 all Chattel Paper;

(c)                                  all Contracts;

(d)                                 all Documents;

(e)                                  all Equipment and Goods;

(f)                                   all General Intangibles;

(g)                                  all Instruments;

(h)                                 all Intellectual Property;

(i)                                     all Inventory;

(j)                                    all Investment Property;

(k)                                 all Fixtures;

(l)                                     all books and records pertaining to any of the foregoing;

(m)                             the Collateral Proceeds Account; and

(n)                                 to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that, in the case of each Grantor, Collateral shall not include any Pledged Collateral, or any property or assets specifically excluded from Pledged Collateral (including any Capital Stock of any Foreign Subsidiary in excess of 65% of any series of such stock).

3.2                               Pledged Collateral.  Each Granting Party that is a Pledgor hereby grants to the Note Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the Pledged Collateral of such Pledgor now owned or at any time hereafter acquired by such Pledgor, and any Proceeds thereof, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of such Pledgor, except as provided in subsection 3.3.

3.3                               Certain Exceptions.  No security interest is or will be granted pursuant to this Agreement or any other Note Security Document in any right, title or interest of any Granting Party under or in (collectively, the “Excluded Assets”):

(a)                                 any Instruments, Contracts, Chattel Paper, General Intangibles, Copyright Licenses, Patent Licenses, Trademark Licenses, Trade Secret Licenses or other contracts or agreements with or issued by Persons other than the Company, a Restricted Subsidiary or an Affiliate thereof (collectively, “Restrictive Agreements”) that would otherwise be included in the Security Collateral (and such Restrictive Agreements shall not be deemed to constitute a part of the Security Collateral) for so long as, and to the extent that, the granting of such a security interest pursuant hereto would result in a breach, default or termination of such Restrictive Agreements (in each case, except to the extent that, pursuant to the Code or other applicable law, the granting of security interests therein can be made without resulting in a breach, default or termination of such Restrictive Agreements);

(b)                                 any Equipment or other property that would otherwise be included in the Security Collateral (and such Equipment or other property shall not be deemed to constitute a part of the Security Collateral) if such Equipment or other property (x) is subject to a Lien described in clause (h) of the definition of “Permitted Liens” in the Indenture in respect of Purchase Money Obligations or Capitalized Lease Obligations, or a Lien described in clause (o) of such definition (with respect to such a Lien described in clause (h) of such definition), and consists of Equipment or other property financed or refinanced thereby (including through any financing or refinancing of the acquisition, leasing, construction or improvement of any such assets) and/or any improvements, accessions, proceeds, dividends or distributions in respect of any such assets, and/or any other assets relating to any such assets (including to any such acquisition, leasing, construction or improvement thereof) or any such improvements, accessions, proceeds, dividends or distributions, or (y) is subject to a Lien described in clause (h) of the definition of “Permitted Liens” in the Indenture in respect of Hedging Obligations, or a Lien described in clause (o) of such definition (with respect to such a Lien described in clause (h) of such definition), and consists of (i) cash, Cash Equivalents, Investment Grade Securities and Temporary Cash Investments, together with proceeds, dividends and distributions in respect thereof, (ii) any assets relating to such assets, proceeds, dividends or distributions or to any Hedging Obligations, and/or (iii) any other assets consisting of, relating to or arising under or in connection with (A) any Interest Rate Agreements, Currency Agreements or Commodities Agreements or (B) any other agreements, instruments or documents related to any Hedging Obligations or to any of the assets referred to in any of subclauses (i) through (iii) of this clause (y);

(c)                                  any property that would otherwise be included in the Security Collateral (and such property shall not be deemed to constitute a part of the Security Collateral) if such property (w) has been sold or otherwise transferred in connection with (i) a Special Purpose Financing, (ii) a Sale and Leaseback Transaction permitted under Section 411 of the Indenture or (iii) an Exempt Sale and Leaseback Transaction, (x) constitutes the Proceeds or products of any property that has been sold or otherwise transferred pursuant to such Special Purpose Financing, Sale and Leaseback Transaction or Exempt Sale and Leaseback Transaction (other than any payments received by such Granting Party in payment for the sale and transfer of such property in such Special Purpose Financing, Sale and Leaseback Transaction or Exempt Sale and Leaseback Transaction), (y) is subject to any Permitted Lien and consists of property subject to any such Sale and Leaseback Transaction or Exempt Sale and Leaseback Transaction or general intangibles related thereto (but only for so long as such Liens are in place) or (z) is subject to any Liens securing Indebtedness incurred in compliance with Section 407(b)(ix) of the Indenture, or Liens permitted by Section 413 of the Indenture as “Permitted Liens” permitted pursuant to clause (k)(5) or (p)(12) of the definition of such term in the Indenture;

(d)                                 Capital Stock which is specifically excluded from the definition of Pledged Stock by virtue of the proviso contained in the parenthetical to such definition;

(e)                                  those assets over which the granting of security interests in such assets (i) would be prohibited by a contract permitted under the Indenture, by applicable law or regulation or the organizational or joint venture documents of any non-wholly owned Subsidiary (after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law (including the Bankruptcy Code) or principles of equity), or (ii) to the extent that such security interests would result in material adverse tax consequences as reasonably determined by the Company;

(f)                                   any interest in leased real property;

(g)                                  any fee interest in owned real property if the fair market value of such fee interest (as determined in good faith by the Company) is less than $5.0 million individually (other than Mortgage Property listed on Schedule 7 to this Agreement as of the date hereof);

(h)                                 Foreign Intellectual Property;

(i)                                     any Vehicles and any other assets subject to certificate of title; and

(j)                                    so long as any Term Obligations are outstanding, any property or asset (or interest therein) that is an Excluded Asset (as defined in any Term Document) or that is otherwise excluded from the collateral securing the Term Obligations (to the extent so excluded).

In addition, no security interest is or will be granted pursuant to this Agreement or any other Note Security Document in any right, title or interest of any Granting Party under or in any Excluded Subsidiary Securities.  The Company will give written notice to the Note Collateral Agent of any determination made by the Company as contemplated by clause (e)(ii) of the preceding “Excluded Assets” definition.

3.4                               Intercreditor Relations.  Notwithstanding anything herein to the contrary, it is the understanding of the parties that the Liens granted pursuant to subsections 3.1 and 3.2 hereof shall (w) with respect to all Security Collateral other than Cash Flow Priority Collateral, prior to the Discharge of ABL Obligations, be subject and subordinate to the Liens granted to the ABL Agent for the benefit of the holders of the ABL Obligations to secure the ABL Obligations pursuant to the relevant ABL Document, (x) with respect to all Security Collateral, prior to the Discharge of Term Obligations, be pari passu and equal in priority to the Liens granted to the Term Agent for the benefit of the holders of the Term Obligations to secure such Term Obligations pursuant to the Term Collateral Documents, (y) with respect to all Security Collateral, prior to the applicable Discharge of Additional Obligations, be pari passu and equal in priority to the Liens granted to any Additional Agent for the benefit of the holders of the applicable Additional Obligations to secure such Additional Obligations pursuant to the applicable Additional Collateral Documents (except, in the case of this clause (y), as may be separately otherwise agreed between the Note Collateral Agent, on behalf of itself and the Secured Parties, and any Additional Agent, on behalf of itself and the Additional Secured Parties represented thereby, including pursuant to the Cash Flow Intercreditor Agreement) and (z) with respect to all Security Collateral, prior to the Discharge of Second Lien Note Obligations, be senior in priority to the Liens granted to the Second Lien Note Agent for the benefit of the holders of the Second Lien Note Obligations to secure such Second Lien Note Obligations pursuant to the Second Lien Note Collateral Documents.  The Note Collateral Agent acknowledges and agrees that the relative priority of such Liens granted to the Note Collateral Agent, the ABL Agent, the Term Agent, the Second Lien Note Agent and any Additional Agent may be determined solely pursuant to the applicable Intercreditor Agreements, and not by priority as a matter of law or otherwise.  Notwithstanding anything herein to the contrary, the Liens and security interest granted to the Note Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Note Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreements.  In the event of any conflict between the terms of any Intercreditor Agreement and this Agreement, the terms of the applicable Intercreditor Agreement shall govern and control as among (i) the Note Collateral Agent, the ABL Agent, the Term Agent, the Second Lien Note Agent and any Additional Agent, in the case of the Base Intercreditor Agreement, (ii) the Note Collateral Agent, the Term Agent, the Second Lien Note Agent and any Additional Agent, in the case of the Cash Flow Intercreditor Agreement and (iii) the Note Collateral Agent and any other secured creditor (or agent therefor) party thereto, in the case of any other Intercreditor Agreement.  In the event of any such conflict, each Grantor may act (or omit to act) in accordance with such Intercreditor Agreement, and shall not be in breach, violation or default of its obligations hereunder by reason of doing so.  Notwithstanding any other provision hereof, (x) for so long as any ABL Obligations remain outstanding, any obligation hereunder to deliver to the Note Collateral Agent any Security Collateral constituting ABL Priority Collateral shall be satisfied by causing such ABL Priority Collateral to be delivered to the ABL Agent to be held in accordance with the Base Intercreditor Agreement and (y) for so long as any Term Obligations, Second Lien Note Obligations or Additional Obligations remain outstanding, any obligation hereunder to deliver to the Note Collateral Agent any Security Collateral shall be satisfied by causing such Security Collateral to be delivered to the Note Collateral Agent, or the applicable Collateral Representative, ABL Agent, Term Agent, or any Additional Agent, as applicable, to be held in accordance with any applicable Intercreditor Agreement.

SECTION 4                               REPRESENTATIONS AND WARRANTIES

4.1                               [Reserved.]

4.2                               Representations and Warranties of Each Grantor.  Each Grantor party hereto on the date hereof hereby represents and warrants to the Note Collateral Agent on the date hereof that, in each case after giving effect to the Transactions:

4.2.1                     Title; No Other Liens.  Except for the security interests granted to the Note Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on such Grantor’s Security Collateral by the Indenture (including, without limitation, Section 413 thereof), such Grantor owns each item of such Grantor’s Security Collateral free and clear of any and all Liens securing Indebtedness.  Except as set forth on Schedule 3, to the knowledge of such Grantor, no currently effective financing statement or other similar public notice with respect to any Lien securing Indebtedness on all or any part of such Grantor’s Security Collateral is on file or of record in any public office in the United States of America, any state, territory or dependency thereof or the District of Columbia, except such as have been filed in favor of the Note Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement or as are in respect of Liens permitted by the Indenture (including, without limitation, Section 413 thereof) or any other Note Document or for which termination statements will be delivered on the Closing Date.

4.2.2                     Perfection; Priority.

(a)                                 This Agreement is effective to create, as collateral security for the Obligations of such Grantor, valid and enforceable Liens on such Grantor’s Security Collateral in favor of the Note Collateral Agent for the benefit of the Secured Parties, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(b)                                 Except with regard to (i) Liens (if any) on Specified Assets and (ii) any rights reserved in favor of the United States government as required by law (if any), upon the completion of the Filings and, with respect to Instruments, Chattel Paper and Documents, upon the earlier of such Filing or the delivery to and continuing possession by the Note Collateral Agent or the applicable Collateral Representative, ABL Agent, Term Agent, or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, of all Instruments, Chattel Paper and Documents a security interest in which is perfected by possession, and the obtaining and maintenance of “control” (as described in the Code) by the Note Collateral Agent or the applicable Collateral Representative, ABL Agent, Term Agent, or any Additional

Agent, as applicable (or their respective agents appointed for purposes of perfection), in accordance with any applicable Intercreditor Agreement, of the Collateral Proceeds Account, Letter of Credit Rights and Electronic Chattel Paper a security interest in which is perfected by “control,” the Liens created pursuant to this Agreement will constitute valid Liens on and (to the extent provided herein) perfected security interests in such Grantor’s Security Collateral in favor of the Note Collateral Agent for the benefit of the Secured Parties, and will be prior to all other Liens of all other Persons securing Indebtedness other than Permitted Liens (and subject to any applicable Intercreditor Agreement), and enforceable as such as against all other Persons other than Ordinary Course Transferees, except to the extent that the recording of an assignment or other transfer of title to the Note Collateral Agent or the applicable Collateral Representative, ABL Agent, Term Agent, or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, or the recording of other applicable documents in the United States Patent and Trademark Office or United States Copyright Office may be necessary for perfection or enforceability, and except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) or by an implied covenant of good faith and fair dealing.  As used in this subsection 4.2.2(b), the following terms shall have the following meanings:

“Filings”:  the filing or recording of (i) the Financing Statements as set forth in Schedule 3, (ii) this Agreement or a short form or notice thereof with respect to Intellectual Property as set forth in Schedule 3, and (iii) any filings after the Closing Date in any other jurisdiction as may be necessary under any Requirement of Law.

“Financing Statements”:  the financing statements delivered to the Note Collateral Agent by such Grantor on the Closing Date for filing in the jurisdictions listed in Schedule 4.

“Ordinary Course Transferees”:  (i) with respect to goods only, buyers in the ordinary course of business and lessees in the ordinary course of business to the extent provided in Section 9-320(a) and 9-321 of the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction, (ii) with respect to general intangibles only, licensees in the ordinary course of business to the extent provided in Section 9-321 of the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction and (iii) any other Person that is entitled to take free of the Lien pursuant to the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

“Permitted Liens”:  Liens permitted pursuant to the Indenture, including, without limitation, those permitted to exist pursuant to Section 413 of the Indenture.

“Specified Assets”:  the following property and assets of such Grantor:

(1)                                 Patents, Patent Licenses, Trademarks and Trademark Licenses to the extent that (a) Liens thereon cannot be perfected by the filing of financing statements under the Uniform Commercial Code or by the filing and acceptance thereof in the United States Patent and Trademark Office or (b) such Patents, Patent Licenses, Trademarks and Trademark Licenses are not, individually or in the aggregate, material to the business of the Company and its Subsidiaries taken as a whole;

(2)                                 Copyrights and Copyright Licenses and Accounts or receivables arising therefrom to the extent that the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction is not applicable to the creation or perfection of Liens thereon or Liens thereon cannot be perfected by the filing and acceptance of this Agreement or short form thereof in the United States Copyright Office;

(3)                                 Collateral for which the perfection of Liens thereon requires filings in or other actions under the laws of jurisdictions outside of the United States of America, any State, territory or dependency thereof or the District of Columbia;

(4)                                 goods included in Collateral received by any Person from any Grantor for “sale or return” within the meaning of Section 2-326 of the Uniform Commercial Code of the applicable jurisdiction, to the extent of claims of creditors of such Person;

(5)                                 Proceeds of Accounts, receivables or Inventory which do not themselves constitute Collateral or which have not been transferred to or deposited in the Collateral Proceeds Account (if any) or a Deposit Account of a Grantor subject to the Note Collateral Agent’s control;

(6)                                 Contracts, Accounts or receivables subject to the Assignment of Claims Act;

(7)                                 Fixtures; and

(8)                                 uncertificated securities (to the extent a security interest is not perfected by the filing of a financing statement).

4.2.3                     Jurisdiction of Organization.

(a)                                 On the date hereof, such Grantor’s jurisdiction of organization is specified on Schedule 4.

4.2.4                     Farm Products.  None of such Grantor’s Collateral constitutes, or is the Proceeds of, Farm Products.

4.2.5                     Title to Mortgage Property.  Each Grantor has good title in fee simple to its material real property (and, as of the Closing Date, each of the real properties described on Schedule 7) that constitute Mortgage Property, except where the failure to have such title would not reasonably be expected to have a Material Adverse Effect.

4.2.6                     Patents, Copyrights and Trademarks.  Schedule 5 lists all material Trademarks, material Copyrights and material Patents, in each case, registered in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and owned by such Grantor in its own name as of the date hereof, and all material Trademark Licenses, all material Copyright Licenses and all material Patent Licenses (including, without limitation, material Trademark Licenses for registered Trademarks, material Copyright Licenses for registered Copyrights and material Patent Licenses for registered Patents) owned by such Grantor in its own name as of the date hereof in each case, other than Foreign Intellectual Property.

4.3                               Representations and Warranties of Each Pledgor.  Each Pledgor party hereto on the date hereof hereby represents and warrants to the Note Collateral Agent on the date hereof that, in each case after giving effect to the Transactions:

4.3.1                     Schedule 2 lists all Capital Stock of Subsidiaries of such Pledgor (other than Excluded Assets) held by such Pledgor on the date hereof.  Except as provided in subsection 3.3, the shares of Pledged Stock pledged by such Pledgor hereunder constitute (i) in the case of shares of a Domestic Subsidiary, all the issued and outstanding shares of all classes of the Capital Stock of such Domestic Subsidiary owned by such Pledgor and (ii) in the case of any Pledged Stock constituting Capital Stock of any Foreign Subsidiary, such percentage (not more than 65%) as is specified on Schedule 2 of all the issued and outstanding shares of all classes of the Capital Stock of each such Foreign Subsidiary owned by such Pledgor.

4.3.2                     [Reserved.]

4.3.3                     Such Pledgor is the record and beneficial owner of, and has good title to, the Pledged Securities pledged by it hereunder, free of any and all Liens securing Indebtedness owing to any other Person, except the security interest created by this Agreement and Liens arising by operation of law or Permitted Liens.

4.3.4                     Except with respect to security interests in Pledged Securities (if any) constituting Specified Assets, upon delivery to the Note Collateral Agent or the applicable Collateral Representative, ABL Agent, Term Agent, or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, of the certificates evidencing the Pledged Securities held by such Pledgor together with executed undated stock powers or other instruments of transfer, the security interest created in such Pledged Securities constituting certificated securities by this Agreement, assuming the continuing possession of such Pledged Securities by the Note Collateral Agent or the applicable Collateral Representative, ABL Agent, Term Agent, or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, will constitute a valid, perfected first priority (subject, in terms of priority only, to the priority of the Liens of the applicable Collateral Representative, ABL Agent, Term Agent, or any Additional Agent) security interest in such Pledged Securities to the extent provided in and governed by the Code, in each case subject to Permitted Liens (and any applicable Intercreditor Agreement), enforceable in accordance with its terms against all creditors of such Pledgor and any Persons purporting to purchase such Pledged Securities from such Pledgor, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

4.3.5                     Except with respect to security interests in Pledged Securities (if any) constituting Specified Assets, upon the obtaining and maintenance of “control” (as described in the Code) by the Note Collateral Agent or the applicable Collateral Representative, ABL Agent, Term Agent, or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement (or their respective agents appointed for purposes of perfection), of all Pledged Securities that constitute uncertificated securities, the security interest created by this Agreement in such Pledged Securities that constitute uncertificated securities, will constitute a valid, perfected first priority (subject, in terms of priority only, to the priority of the Liens of the applicable Collateral Representative, ABL Agent, Term Agent, or any Additional Agent) security interest in such Pledged Securities constituting uncertificated securities to the extent provided in and governed by the Code, in each case subject to Permitted Liens (and any applicable Intercreditor Agreement), enforceable in accordance with its terms against all creditors of such Pledgor and any persons purporting to purchase such Pledged Securities from such Pledgor, to the extent provided in and governed by the Code, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

SECTION 5                               COVENANTS

5.1                               [Reserved.]

5.2                               Covenants of Each Grantor.  Each Grantor covenants and agrees with the Note Collateral Agent that, from and after the date of this Agreement until the earlier to occur of (i) as to any Grantor, the date upon which all the Capital Stock of such Grantor shall have been sold or otherwise disposed of (to a Person other than Holdings, the Company or a Restricted Subsidiary of either) in accordance with the terms of the Indenture, (ii) as to any Grantor, the release of such Grantor’s Subsidiary Guarantee in accordance with the terms of the Indenture, (iii) as to any Grantor, the designation of such Grantor as an Unrestricted Subsidiary or (iv) the release of all of the Collateral or the termination of this Agreement in accordance with the terms of the Indenture:

5.2.1                     Delivery of Instruments and Chattel Paper.  If any amount payable under or in connection with any of such Grantor’s Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Grantor shall (except as provided in the following sentence) be entitled to retain possession of all Collateral of such Grantor evidenced by any Instrument or Chattel Paper, and shall hold all such Collateral in trust for the Note Collateral Agent, for the benefit of the Secured Parties.  In the event that an Event of Default shall have occurred and be continuing, upon the request of the Note Collateral Agent or the applicable Collateral Representative, ABL Agent, Term Agent, or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, such Instrument or Chattel Paper shall be promptly delivered to the Note Collateral Agent or the applicable Collateral Representative, ABL Agent, Term Agent, or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, duly indorsed in a manner reasonably satisfactory to the Note Collateral Agent or the applicable Collateral Representative, ABL Agent, Term Agent, or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, to be held as Collateral pursuant to this Agreement.  Such Grantor shall not permit any other Person to possess any such Collateral at any time other than in connection with any sale or other disposition of such Collateral in a transaction permitted by the Indenture or as contemplated by the Intercreditor Agreements.

5.2.2                     Maintenance of Insurance.  Such Grantor will use commercially reasonable efforts to maintain with financially sound insurance companies insurance on, or self insure, all property of such Grantor material to the business of the Company and its Subsidiaries, taken as a whole, in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business, all as determined in good faith by such Grantor or the Company.  Such Grantor or the Company shall ensure that at all times following the date that is 180 days after the date hereof the Note Collateral Agent, for the benefit of the Secured Parties, or the applicable Collateral Representative, in accordance with the applicable Intercreditor Agreement, shall be named as additional insureds with respect to liability policies, and the Note Collateral Agent or the applicable Collateral Representative, in accordance with the applicable Intercreditor Agreement, shall be named a loss payee with respect to the property insurance maintained by such Grantor with respect to such Grantor’s Collateral and Mortgage Property; provided that, unless an Event of Default shall have occurred and be continuing, the Note Collateral Agent shall turn over to the Company any amounts received by it as loss payee under any property insurance maintained by such Grantor, and, unless an Event of Default shall have occurred and be continuing, the Note Collateral Agent agrees that the

Company and/or the applicable Grantor shall have the sole right to adjust or settle any claims under such insurance.  Each Grantor shall deliver to the Note Collateral Agent evidence that the Note Collateral Agent or the applicable Collateral Representative, in accordance with the applicable Intercreditor Agreement, has been named as a loss payee and named as an additional insured in accordance with the foregoing sentence and, upon written request of the Note Collateral Agent, further information in reasonable detail as to the insurance carried.

5.2.3                     [Reserved.]

5.2.4                     Maintenance of Perfected Security Interest; Further Documentation.

(a)                                 Such Grantor shall use commercially reasonable efforts to maintain the security interest created by this Agreement in such Grantor’s Collateral as a perfected security interest as described in subsection 4.2.2 and to defend the security interest created by this Agreement in such Grantor’s Collateral against the claims and demands of all Persons whomsoever (subject to the other provisions hereof and to Sections 1501, 1502, 1503 and 1508 of the Indenture).

(b)                                 [Reserved.]

(c)                                  At any time and from time to time, upon the written request of the Note Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Note Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted by such Grantor, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any United States jurisdiction with respect to the security interests created hereby; provided that, notwithstanding any other provision of this Agreement or any other Note Document, such Grantor will not be required to (i) take any action in any jurisdiction other than the United States of America, or required by the laws of any such jurisdiction, or to enter into any security agreement or pledge agreement governed by the laws of any such jurisdiction, in order to create any security interests (or other Liens) in assets located or titled outside of the United States of America or to perfect any security interests (or other Liens) in any Collateral, (ii) deliver control agreements with respect to, or confer perfection by “control” over, any deposit accounts, bank or securities account or other Collateral, except in the case of Collateral that constitutes Capital Stock or Intercompany Notes in certificated form, delivering such Capital Stock or Intercompany Notes (in the case of Intercompany Notes, limited to any such note with a principal amount in excess of $3,000,000) to the Note Collateral Agent (or another Person as required under any applicable Intercreditor Agreement), or (iii) deliver landlord lien waivers, estoppels or collateral access letters.

5.2.5                     Changes in Name, Jurisdiction of Organization, etc.  Such Grantor will give prompt written notice to the Note Collateral Agent of any change in its name or jurisdiction of organization (whether by merger or otherwise) (and in any event, within 30 days of such change); provided that, promptly thereafter, such Grantor shall deliver to the Note Collateral Agent copies (or other evidence of filing) of all additional filed financing statements and all other documents reasonably necessary to maintain the validity, perfection and priority of the security interests created hereunder as and to the extent provided for herein.

5.2.6                     [Reserved.]

5.2.7                     Pledged Stock.  In the case of each Grantor that is an Equity Issuer, such Equity Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Stock issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Note Collateral Agent promptly in writing of the occurrence of any of the events described in subsection 5.3.1 with respect to the Pledged Stock issued by it and (iii) the terms of subsections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to subsection 6.3(c) or 6.7 with respect to the Pledged Stock issued by it.

5.2.8                     [Reserved.]

5.2.9                     Maintenance of Records.  Such Grantor will keep and maintain at its own cost and expense reasonably satisfactory and complete records of its Collateral and Mortgage Property, including, without limitation, a record of all payments received and all credits granted with respect to such Collateral and Mortgage Property, all as determined in good faith by such Grantor or the Company.

5.2.10              Acquisition of Intellectual Property.  Within 90 days after the end of each calendar year, such Grantor will notify the Note Collateral Agent of any acquisition by such Grantor of (i) any registration of any material United States Copyright, Patent or Trademark or (ii) any exclusive rights under a material United States Copyright License, Patent License or Trademark License constituting Collateral, and shall take such actions as may be reasonably necessary (but only to the extent such actions are within such Grantor’s control) to perfect the security interest granted to the Note Collateral Agent and the other Secured Parties therein, to the extent provided herein in respect of any United States Copyright, Patent or Trademark constituting Collateral on the date hereof, by (x) the execution and delivery of an amendment or supplement to this Agreement (or amendments to any such agreement previously executed or delivered by such Grantor) and/or (y) the making of appropriate filings (I) of financing statements under the Uniform Commercial Code of any applicable jurisdiction and/or (II) in the United States Patent and Trademark Office, or with respect to Copyrights and Copyright Licenses, the United States Copyright Office, or any other applicable United State Governmental Authority.

5.2.11              [Reserved.]

5.3                               Covenants of Each Pledgor.  Each Pledgor covenants and agrees with the Note Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the earliest to occur of (i) as to any Pledgor, all the Capital Stock of such Pledgor shall have been sold or otherwise disposed of (to a Person other than Holdings, the Company or a Subsidiary of either) as permitted under the terms of the Indenture, (ii) as to any Grantor, the release of such Grantor’s Subsidiary Guarantee in accordance with the terms of the Indenture, (iii) as to any Grantor, the designation of such Grantor as an Unrestricted Subsidiary or (iv) the release of all of the Collateral or the termination of this Agreement in accordance with the terms of the Indenture:

5.3.1                     Additional Shares.  If such Pledgor shall, as a result of its ownership of its Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any stock certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), stock option or similar rights in respect of the Capital Stock of any Equity Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Pledgor shall accept the same as the agent for the Note Collateral Agent and the other Secured Parties, hold the same in trust for the Note Collateral Agent and the other Secured Parties and deliver the same forthwith to the Note Collateral Agent (that will hold the same on behalf of the Secured Parties) or the applicable Collateral Representative, ABL Agent, Term Agent, or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, in the exact form received, duly indorsed by such Pledgor to the Note Collateral Agent or the applicable Collateral Representative, ABL Agent, Term Agent, or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, if required, or accompanied by an undated stock power covering such certificate duly executed in blank by such Pledgor, to be held by the Note Collateral Agent or the applicable Collateral Representative, ABL Agent, Term Agent, or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, subject to the terms hereof, as additional collateral security for the Obligations (subject to subsection 3.3 and provided that in no event shall there be pledged, nor shall any Pledgor be required to pledge, more than 65% of any series of the outstanding Capital Stock of any Foreign Subsidiary pursuant to this Agreement).  If an Event of Default shall have occurred and be continuing, any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of any Equity Issuer (except any liquidation or dissolution of any Subsidiary of the Company permitted by the Indenture) shall be paid over to the Note Collateral Agent or the applicable Collateral Representative, ABL Agent, Term Agent, or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, to be held by the Note Collateral Agent or the applicable Collateral Representative, ABL Agent, Term Agent, or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, subject to the terms hereof as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of any Equity Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Note Collateral Agent, be delivered to the Note Collateral Agent, or the applicable Collateral Representative, ABL Agent, Term Agent, or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, to be held by the Note Collateral Agent or the applicable Collateral Representative, ABL Agent, Term Agent, or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, subject to the terms hereof as additional collateral security for the Obligations, in each case except as otherwise provided by any applicable Intercreditor Agreement.  If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by such Pledgor, such Pledgor shall, until such money or property is paid or delivered to the Note Collateral Agent or the applicable Collateral Representative, ABL Agent, Term Agent, or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, hold such money or property in trust for the Secured Parties, segregated from other funds of such Pledgor, as additional collateral security for the Obligations.

5.3.2                     [Reserved.]

5.3.3                     Pledged Notes.  Such Pledgor shall, on the date of this Agreement (or on such later date upon which it becomes a party hereto pursuant to subsection 9.15), deliver to the Note Collateral Agent, or the applicable Collateral Representative, ABL Agent, Term Agent, or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, all Pledged Notes then held by such Pledgor (excluding any Pledged Note the principal amount of which does not exceed $3,000,000), endorsed in blank or, at the request of the Note Collateral Agent or the applicable Collateral Representative, ABL Agent, Term Agent, or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, endorsed to the Note Collateral Agent or the applicable Collateral Representative, ABL Agent, Term Agent, or

any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement.  Furthermore, within 10 Business Days after any Pledgor obtains a Pledged Note with a principal amount in excess of $3,000,000, such Pledgor shall cause such Pledged Note to be delivered to the Note Collateral Agent or the applicable Collateral Representative, ABL Agent, Term Agent, or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, endorsed in blank or, at the request of the Note Collateral Agent or the applicable Collateral Representative, ABL Agent, Term Agent, or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, endorsed to the Note Collateral Agent or the applicable Collateral Representative, ABL Agent, Term Agent, or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement.

5.3.4                     Maintenance of Security Interest.  Such Pledgor shall use commercially reasonable efforts to maintain the security interest created by this Agreement in such Pledgor’s Pledged Collateral as a perfected security interest as described in subsection 4.3.4 or 4.3.5, as applicable, and to defend the security interest created by this Agreement in such Pledgor’s Pledged Collateral against the claims and demands of all Persons whomsoever (subject to the other provisions hereof and to Sections 1501, 1502, 1503 and 1508 of the Indenture).  At any time and from time to time, upon the written request of the Note Collateral Agent and at the sole expense of such Pledgor, such Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Note Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted by such Pledgor; provided that, notwithstanding any other provision of this Agreement or any other Note Document, such Pledgor will not be required to (i) take any action in any jurisdiction other than the United States of America, or required by the laws of any such jurisdiction, or to enter into any security agreement or pledge agreement governed by the laws of any such jurisdiction, in order to create any security interests (or other Liens) in assets located or titled outside of the United States of America or to perfect any security interests (or other Liens) in any Collateral, (ii) deliver control agreements with respect to, or confer perfection by “control” over, any deposit accounts, bank or securities account or other Collateral, except in the case of Collateral that constitutes Capital Stock or Intercompany Notes in certificated form, delivering such Capital Stock or Intercompany Notes (in the case of Intercompany Notes, limited to any such note with a principal amount in excess of $3,000,000) to the Note Collateral Agent (or another Person as required under any applicable Intercreditor Agreement), or (iii) deliver landlord lien waivers, estoppels or collateral access letters

5.4                               Mortgaged Real Property.

5.4.1                     With respect to each real property of such Grantor subject to a Mortgage:

(a)                                  If any portion of any such property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, such Grantor shall maintain or cause to be maintained, flood insurance to the extent required by law.

(b)                                  Such Grantor shall comply with and conform to (i) all provisions of each insurance policy maintained with respect to such property pursuant to subsection 5.2.2, and (ii) all requirements of the insurers of such property applicable to such Grantor or such property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of such property, except for such non-compliance or non-conformity as would not reasonably be expected to have a Material Adverse Effect.  The Grantor shall not use or permit the use of such property in any manner that would reasonably be expected to result in the cancellation of, or to void coverage under, any insurance policy required to be maintained with respect to such property pursuant to subsection 5.2.2, except as would not reasonably be expected to have a Material Adverse Effect.

(c)                                   If such Grantor is in default of its obligations to obtain any such insurance policy required to be maintained with respect to such property pursuant to subsection 5.2.2, the result of which would reasonably be expected to have a Material Adverse Effect, then the Note Collateral Agent, at its option upon 10 days’ written notice to the Company, may effect such insurance from year to year at rates substantially similar to the rate at which the Company or any Subsidiary thereof had insured such property, and pay the premium or premiums therefor, and such Grantor or the Company shall pay to the Note Collateral Agent on demand such premium or premiums so paid by the Note Collateral Agent.

5.4.2                     If such property, or any part thereof, shall be destroyed or damaged and the reasonably estimated cost thereof would exceed $50,000,000 the Company shall give prompt notice thereof to the Note Collateral Agent.  All insurance proceeds paid or payable in connection with any damage or casualty to any property shall be applied in the manner specified in subsection 5.2.2.

5.4.3                     Each Grantor that owns one or more of the real properties listed on Schedule 7 hereof agrees to use its commercially reasonable efforts to (a) deliver to the Note Collateral Agent the deliverables (which shall be in form and substance as reasonably determined by the Company) set forth below, in each case to the extent delivered to the Term Agent, and (b) pay or cause to be paid commercially reasonable fees and expenses to the extent specified below, in each case to the extent required to be paid or caused to be paid under the Term Credit Agreement, with respect to such property, as soon as reasonably practicable (but no later than 180 days, unless waived or extended by the Term Agent) following the date of this Agreement:

(a)                                  A fully executed Mortgage with respect to each such property, substantially in the form set forth in Annex 5 hereto, with such changes as may be necessary or desirable to comply with the law of the jurisdiction in which such Mortgage is to be filed, together with evidence that each such Mortgage has been delivered to the Title Company (as defined below) or to the appropriate recording office for recording in all places to the extent reasonably necessary.

(b)                                   Customary opinions with respect to collateral security matters in connection with the Mortgages delivered pursuant to clause (a) above, addressed to the Note Collateral Agent, of local counsel in each jurisdiction where each such property is located.

(c)                                    With respect to each such Mortgage, a policy of title insurance (or commitment to issue such a policy having the effect of a policy of title insurance) insuring (or committing to insure) the lien of such Mortgage as a valid and enforceable lien on the property described therein, subject to Liens permitted by the Indenture, including Permitted Liens (such policies collectively, the “Mortgage Policies”), the same amounts as under the Term Credit Agreement and issued by Chicago Title Insurance Company or such other title company reasonably determined by the Company (the “Title Company”), which Mortgage Policy shall include such reasonable and customary title insurance endorsements to the extent available at commercially reasonable rates (excluding endorsements or coverage related to creditors’ rights).

(d)                                   With respect to each such Mortgage Policy, any and all surveys or no change affidavits as may be reasonably necessary to cause the Title Company to issue such Mortgage

Policy with a “comprehensive” endorsement (to the extent available) and to remove the standard survey exceptions from such Mortgage Policy with respect thereto (to the extent available).

(e)                                    To the extent the Mortgage is not sufficient to serve as a fixture filing under applicable local law, fixture filings under the Uniform Commercial Code on Form UCC-1 for filing under the Uniform Commercial Code in the jurisdiction in which each such property is located, as reasonably necessary to perfect the security interest in fixtures purported to be created by each such Mortgage in favor of the Note Collateral Agent for the benefit of the Secured Parties.

(f)                                     Evidence of payment of all Mortgage Policy premiums, mortgage recording taxes, if any, and all commercially reasonable search and examination charges, fees, costs and expenses required for the recording of the Mortgages, fixture filings and issuance of the Mortgage Policies referred to above.

(g)                                   A zoning report in lieu of a zoning endorsement with respect to each Mortgaged Property.

5.4.4                     It is understood and agreed that no Grantor shall be required to file any fixture filing with respect to any security interest in Fixtures affixed to or attached to any real property constituting Excluded Assets.

SECTION 6                               REMEDIAL PROVISIONS

6.1                               Certain Matters Relating to Accounts.

(a)                                 At any time and from time to time after the occurrence and during the continuance of an Event of Default, if the Discharge of ABL Obligations has occurred (and subject to any applicable Intercreditor Agreement) the Note Collateral Agent shall have the right to make test verifications of the Accounts Receivable constituting Collateral in any reasonable manner and through any reasonable medium that it reasonably considers advisable, and the relevant Grantor shall furnish all such assistance and information as the Note Collateral Agent may reasonably require in connection with such test verifications.  At any time and from time to time after the occurrence and during the continuance of an Event of Default, if the Discharge of ABL Obligations has occurred (and subject to any applicable Intercreditor Agreement) upon the Note Collateral Agent’s reasonable request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others reasonably satisfactory to the Note Collateral Agent to furnish to the Note Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts Receivable constituting Collateral.

(b)                                 [Reserved.]

(c)                                  At any time and from time to time after the occurrence and during the continuance of an Event of Default specified in Section 601(i) or (ii) of the Indenture if the Discharge of ABL Obligations has occurred (and subject to any applicable Intercreditor Agreement), at the Note Collateral Agent’s request, each Grantor shall deliver to the Note Collateral Agent copies or, if required by the Note Collateral Agent for the enforcement thereof or foreclosure thereon, originals of all documents held by such Grantor evidencing, and relating to, the agreements and transactions which gave rise to such Grantor’s Accounts Receivable constituting Collateral, including, without limitation, all statements relating to such Grantor’s Accounts Receivable constituting Collateral and all orders, invoices and shipping receipts.

(d)                                 So long as no Event of Default has occurred and is continuing, the Note Collateral Agent shall instruct the Collateral Account Bank to promptly remit any funds on deposit in each Grantor’s Collateral Proceeds Account to such Grantor’s General Fund Account or any other account designated by such Grantor.  In the event that an Event of Default has occurred and is continuing, if the Discharge of ABL Obligations has occurred (and subject to any applicable Intercreditor Agreement) the Note Collateral Agent and the Granting Parties agree that the Note Collateral Agent, at its option, may require that each Collateral Proceeds Account and the General Fund Account of each Grantor be established at the Note Collateral Agent or another institution reasonably acceptable to the Note Collateral Agent.  Each Grantor shall have the right, at any time and from time to time, to withdraw such of its own funds from its own General Fund Account, and to maintain such balances in its General Fund Account, as it shall deem to be necessary or desirable.

6.2                               Communications with Obligors; Granting Parties Remain Liable.

(a)                                 The Note Collateral Agent in its own name or in the name of others, may at any time and from time to time after the occurrence and during the continuance of an Event of Default specified in Section 601(i) or (ii) of the Indenture, if the Discharge of ABL Obligations has occurred (and subject to any applicable Intercreditor Agreement), communicate with obligors under the Accounts Receivable constituting Collateral and parties to the Contracts (in each case, to the extent constituting Collateral) to verify with them to the Note Collateral Agent’s satisfaction the existence, amount and terms of any such Accounts Receivable or Contracts.

(b)                                 Upon the request of the Note Collateral Agent at any time after the occurrence and during the continuance of an Event of Default specified in Section 601(i) or (ii) of the Indenture, if the Discharge of ABL Obligations has occurred (and subject to any applicable Intercreditor Agreement), each Grantor shall notify obligors on such Grantor’s Accounts Receivable constituting Collateral and parties to such Grantor’s Contracts (in each case, to the extent constituting Collateral) that such Accounts Receivable and such Contracts have been assigned to the Note Collateral Agent, for the benefit of the Secured Parties, and that payments in respect thereof shall be made directly to the Note Collateral Agent.

(c)                                  Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of such Grantor’s Accounts Receivable to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  None of the Note Collateral Agent or any other Secured Party shall have any obligation or liability under any Account Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Note Collateral Agent or any other Secured Party of any payment relating thereto, nor shall the Note Collateral Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account Receivable (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

6.3                               Pledged Stock.

(a)                                 Unless an Event of Default shall have occurred and be continuing and the Note Collateral Agent shall have given notice to the relevant Pledgor of the Note Collateral Agent’s intent to exercise its corresponding rights pursuant to subsection 6.3(b), each Pledgor shall be permitted to receive all cash dividends and distributions paid in respect of the Pledged Stock (subject to the last two sentences of subsection 5.3.1 of this Agreement) and all payments made in respect of the Pledged Notes, and to exercise all voting and corporate rights with respect to the Pledged Stock.

(b)                                 If an Event of Default shall occur and be continuing and the Note Collateral Agent shall give written notice of its intent to exercise such rights to the relevant Pledgor or Pledgors, (i) the Note Collateral Agent or the applicable Collateral Representative, ABL Agent, Term Agent, or any Additional Agent, as applicable, in accordance with the terms of any applicable Intercreditor Agreement, shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Stock and make application thereof to the Obligations of the relevant Pledgor in such order as is provided in subsection 6.5, and (ii) any or all of the Pledged Stock shall be registered in the name of the Note Collateral Agent or the applicable Collateral Representative, ABL Agent, Term Agent, or any Additional Agent, or the respective nominee of any thereof, as applicable, in accordance with any applicable Intercreditor Agreement, and the Note Collateral Agent or the applicable Collateral Representative, ABL Agent, Term Agent, or any Additional Agent, or acting through its respective nominee, as applicable, in accordance with the terms of any applicable Intercreditor Agreement, may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Stock at any meeting of shareholders of the relevant Equity Issuer or Equity Issuers or otherwise and (y) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Equity Issuer, or upon the exercise by the relevant Pledgor or the Note Collateral Agent or the applicable Collateral Representative, ABL Agent, Term Agent, or any Additional Agent, as applicable, in accordance with the terms of any applicable Intercreditor Agreement, of any right, privilege or option pertaining to such Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Note Collateral Agent or the applicable Collateral Representative, ABL Agent, Term Agent, or any Additional Agent, as applicable, in accordance with the terms of any applicable Intercreditor Agreement, may reasonably determine), all without liability (other than for its gross negligence or willful misconduct) except to account for property actually received by it, but the Note Collateral Agent or the applicable Collateral Representative, ABL Agent, Term Agent, or any Additional Agent, as applicable, shall have no duty to any Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing, provided that the Note Collateral Agent or the applicable Collateral Representative, ABL Agent, Term Agent, or any Additional Agent, as applicable, shall not exercise any voting or other consensual rights pertaining to the Pledged Stock in any way that would constitute an exercise of the remedies described in subsection 6.6 other than in accordance with subsection 6.6.

(c)                                  Each Pledgor hereby authorizes and instructs each Equity Issuer or maker of any Pledged Securities pledged by such Pledgor hereunder to (i) comply with any instruction received by it from the Note Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Pledgor, and each Pledgor agrees that each Equity Issuer or maker shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Note Collateral Agent.

6.4                               Proceeds To Be Turned Over to the Note Collateral Agent.  In addition to the rights of the Note Collateral Agent specified in subsection 6.1 with respect to payments of Accounts Receivable constituting Collateral, if an Event of Default shall occur and be continuing, and the Note Collateral Agent shall have instructed any Grantor to do so, all Proceeds of Security Collateral received by such Grantor consisting of cash, checks and other Cash Equivalent items shall be held by such Grantor in trust for the Note Collateral Agent and the other Secured Parties hereto, the ABL Agent and the other ABL

Secured Parties, the Term Agent and the Term Secured Parties, any Additional Agent and the other applicable Additional Secured Parties, the Second Lien Note Agent and the Second Lien Noteholder Secured Parties or the applicable Collateral Representative, as applicable, in accordance with the terms of any applicable Intercreditor Agreement, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Note Collateral Agent, or the applicable Collateral Representative, ABL Agent, Term Agent, or any Additional Agent, as applicable, in accordance with the terms of any applicable Intercreditor Agreement (or their respective agents appointed for purposes of perfection), in the exact form received by such Grantor (duly indorsed by such Grantor to the Note Collateral Agent, or the applicable Collateral Representative, ABL Agent, Term Agent, or any Additional Agent, as applicable, in accordance with the terms of any applicable Intercreditor Agreement, if required).  All Proceeds of Security Collateral received by the Note Collateral Agent hereunder shall be held by the Note Collateral Agent in the relevant Collateral Proceeds Account maintained under its sole dominion and control.  All Proceeds of Security Collateral while held by the Note Collateral Agent in such Collateral Proceeds Account (or by the relevant Grantor in trust for the Note Collateral Agent and the other Secured Parties) shall continue to be held as collateral security for all the Obligations of such Grantor and shall not constitute payment thereof until applied as provided in subsection 6.5.

6.5                               Application of Proceeds.  It is agreed that if an Event of Default shall occur and be continuing, any and all Proceeds of the relevant Granting Party’s Collateral (as defined in the Indenture) received by the Note Collateral Agent (whether from the relevant Granting Party or otherwise) shall be held by the Note Collateral Agent for the benefit of the Secured Parties as collateral security for the Obligations of the relevant Granting Party (whether matured or unmatured), and/or then or at any time thereafter may, in the sole discretion of the Note Collateral Agent, be applied by the Note Collateral Agent against the Obligations of the relevant Granting Party then due and owing in the following order of priority, subject to each applicable Intercreditor Agreement:

First:  To the payment of all amounts due the Trustee under Section 707 of the Indenture;

Second:  To the payment of all amounts due the Note Collateral Agent under Section 1510 of the Indenture;

Third:  To the payment of the amounts then due and unpaid upon the other Obligations of such Grantor ratably, without preference or priority of any kind, according to the amounts due and payable on such Obligations; provided that any such application of Proceeds shall be made on a pro rata basis as between and among (i) the Holders and their respective successors and assigns and their permitted transferees and endorsees and (ii) the Non-Indenture Secured Parties; and

Fourth:  to such Grantor.

6.6                               Code and Other Remedies.  If an Event of Default shall occur and be continuing, the Note Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations to the extent permitted by applicable law, all rights and remedies of a secured party under the Code or any other applicable law.  Without limiting the generality of the foregoing, to the extent permitted by applicable law, the Note Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Granting Party or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances, forthwith (subject to the terms of any documentation governing any Special Purpose Financing, and subject to each applicable Intercreditor Agreement) collect, receive, appropriate and realize upon the

Security Collateral, or any part thereof, and/or may forthwith, subject to any existing reserved rights or licenses, sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Security Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Note Collateral Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Note Collateral Agent or any other Secured Party shall have the right, to the extent permitted by law, upon any such sale or sales, to purchase the whole or any part of the Security Collateral so sold, free of any right or equity of redemption in such Granting Party, which right or equity is hereby waived and released.  Each Granting Party further agrees, at the Note Collateral Agent’s request (subject to the terms of any documentation governing any Special Purpose Financing), to assemble the Security Collateral and make it available to the Note Collateral Agent at places which the Note Collateral Agent shall reasonably select, whether at such Granting Party’s premises or elsewhere.  The Note Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this subsection 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Security Collateral or in any way relating to the Security Collateral or the rights of the Note Collateral Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations of the relevant Granting Party then due and owing, in the order of priority specified in subsection 6.5 above, and only after such application and after the payment by the Note Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the Code, need the Note Collateral Agent account for the surplus, if any, to such Granting Party.  To the extent permitted by applicable law, (i) such Granting Party waives all claims, damages and demands it may acquire against the Note Collateral Agent or any other Secured Party arising out of the repossession, retention or sale of the Security Collateral, other than any such claims, damages and demands that may arise from the gross negligence or willful misconduct of any of the Note Collateral Agent or such other Secured Party, and (ii) if any notice of a proposed sale or other disposition of Security Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.7                               Registration Rights.

(a)                                 If the Note Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to subsection 6.6, and if in the reasonable opinion of the Note Collateral Agent it is necessary or reasonably advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Pledgor will use its reasonable best efforts to cause the Equity Issuer thereof to (i) execute and deliver, and use its reasonable best efforts to cause the directors and officers of such Equity Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the reasonable opinion of the Note Collateral Agent, necessary or advisable to register such Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its reasonable best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of not more than one year from the date of the first public offering of such Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the reasonable opinion of the Note Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto.  Such Pledgor agrees to use its reasonable best efforts to cause such Equity Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all states and the District of Columbia that the Note Collateral Agent shall reasonably designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) that will satisfy the provisions of Section 11(a) of the Securities Act.

(b)                                 Such Pledgor recognizes that the Note Collateral Agent may be unable to effect a public sale of any or all such Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Such Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, to the extent permitted by applicable law, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Note Collateral Agent shall not be under any obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Equity Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Equity Issuer would agree to do so.

(c)                                  Such Pledgor agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of such Pledged Stock pursuant to this subsection 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law.  Such Pledgor further agrees that a breach of any of the covenants contained in this subsection 6.7 will cause irreparable injury to the Note Collateral Agent and the Secured Parties, that the Note Collateral Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this subsection 6.7 shall be specifically enforceable against such Pledgor, and, to the extent permitted by applicable law, such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred or is continuing under the Indenture.

6.8                               Waiver; Deficiency.  Each Granting Party shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Security Collateral are insufficient to pay in full, the Notes and, to the extent then due and owing, all other Obligations of such Granting Party and the reasonable fees and disbursements of any attorneys employed by the Note Collateral Agent or any other Secured Party to collect such deficiency.

SECTION 7                               THE NOTE COLLATERAL AGENT

7.1                               Note Collateral Agent’s Appointment as Attorney-in-Fact, etc.

(a)                                 Each Granting Party hereby irrevocably constitutes and appoints the Note Collateral Agent and any authorized officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Granting Party and in the name of such Granting Party or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be reasonably necessary or desirable to accomplish the purposes of this Agreement to the extent permitted by applicable law, provided that the Note Collateral Agent agrees not to exercise such power except upon the occurrence and during the continuance of any Event of Default, and in accordance with and subject to each applicable Intercreditor Agreement.  Without limiting the generality of the foregoing, at any time when an Event of Default has occurred and is continuing (in each case to the extent permitted by applicable law) and subject to each applicable Intercreditor Agreement, (x) each Pledgor hereby gives the Note Collateral Agent the power and right, on behalf of such Pledgor, without notice or assent by such Pledgor, to execute, in connection with any sale provided for in subsection 6.6 or 6.7, any indorsements, assessments or other instruments of conveyance or transfer with respect to such Pledgor’s Pledged Collateral, and (y) each Grantor hereby gives the Note Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i)                  subject to the terms of any documentation governing any Special Purpose Financing, in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account Receivable of such Grantor that constitutes Collateral or with respect to any other Security Collateral of such Grantor and file any claim or take any other action or institute any proceeding in any court of law or equity or otherwise deemed appropriate by the Note Collateral Agent for the purpose of collecting any and all such moneys due under any Account Receivable of such Grantor that constitutes Collateral or with respect to any other Collateral of such Grantor whenever payable;

(ii)               in the case of any Copyright, Patent, or Trademark constituting Collateral of such Grantor, execute and deliver any and all agreements, instruments, documents and papers as the Note Collateral Agent may reasonably request to such Grantor to evidence the Note Collateral Agent’s and the Secured Parties’ security interest in such Copyright, Patent, or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)            pay or discharge taxes and Liens, other than Liens permitted under this Agreement or the other Note Documents, levied or placed on the Security Collateral of such Grantor, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof; and

(iv)           subject to the terms of any documentation governing any Special Purpose Financing, (A) direct any party liable for any payment under any of the Security Collateral of such Grantor to make payment of any and all moneys due or to become due thereunder directly to the Note Collateral Agent or as the Note Collateral Agent shall direct; (B) ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Security Collateral of such Grantor; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Security Collateral of such Grantor; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Security Collateral of such Grantor or any portion thereof and to enforce any other right in respect of any Security Collateral of such Grantor; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral of such Grantor; (F) settle, compromise or adjust any such suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Note Collateral Agent may deem appropriate; (G) subject to any existing reserved rights or licenses, assign any Copyright, Patent or Trademark constituting Collateral of such Grantor (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), for such term or terms, on such conditions, and in such manner, as the Note Collateral Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Security Collateral of such Grantor as fully and completely as though the Note Collateral Agent were the absolute owner thereof for all purposes, and do, at the Note Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Note Collateral Agent deems necessary to protect, preserve or realize upon the Security Collateral of such Grantor and the Note Collateral Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

(b)                                 The reasonable expenses of the Note Collateral Agent incurred in connection with actions undertaken as provided in this subsection 7.1 shall be payable by such Granting Party to the Note Collateral Agent on demand in accordance with the Indenture.

(c)                                  Each Granting Party hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable as to the relevant Granting Party until this Agreement is terminated as to such Granting Party, and the security interests in the Security Collateral of such Granting Party created hereby are released.

7.2                               Duty of Note Collateral Agent.  The Note Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Security Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Note Collateral Agent deals with similar property for its own account.  None of the Note Collateral Agent, any other Secured Party or any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Security Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Security Collateral upon the request of any Granting Party or any other Person or, except as otherwise provided herein, to take any other action whatsoever with regard to the Security Collateral or any part thereof.  The powers conferred on the Note Collateral Agent and the other Secured Parties hereunder are solely to protect the Note Collateral Agent’s and the other Secured Parties’ interests in the Security Collateral and shall not impose any duty upon the Note Collateral Agent or any other Secured Party to exercise any such powers.  The Note Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Granting Party for any act or failure to act hereunder, except as otherwise provided herein or for their own gross negligence or willful misconduct.

7.3                               Financing Statements.  Pursuant to any applicable law, each Granting Party authorizes the Note Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to such Granting Party’s Security Collateral without the signature of such Granting Party in such form and in such filing offices as the Note Collateral Agent reasonably determines appropriate to perfect the security interests of the Note Collateral Agent under this Agreement.  Each Granting Party authorizes the Note Collateral Agent to use any collateral description reasonably determined by the Note Collateral Agent, including the collateral description “all personal property” or “all assets” in any such financing statements.  The Note Collateral Agent agrees to notify the relevant Granting Party of any financing or continuation statement filed by it; provided that any failure to give such notice shall not affect the validity or effectiveness of any such filing.

7.4                               Authority of Note Collateral Agent.  Each Granting Party acknowledges that the rights and responsibilities of the Note Collateral Agent under this Agreement with respect to any action taken by the Note Collateral Agent or the exercise or non-exercise by the Note Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement or any amendment, supplement or other modification of this Agreement shall, as between the Note Collateral Agent and the Secured Parties, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Note Collateral Agent and the Granting Parties the Note Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Granting Party shall be under any obligation, or entitlement, to make any inquiry respecting such authority.  The Note Collateral Agent shall have the benefit of the rights, privileges and immunities contained in Section 1509 of the Indenture.

7.5                               Note Collateral Agent as Bailee for the Grantors.  In the event that at any time, any Capital Stock or Intercompany Notes owned by any Grantor and held by the Note Collateral Agent constitute Excluded Assets or Excluded Subsidiary Securities (including any such Capital Stock or Intercompany Notes constituting Pledged Securities at the time of delivery to the Note Collateral Agent that later become Excluded Assets or Excluded Subsidiary Securities), and for so long as they constitute Excluded Assets or Excluded Subsidiary Securities, any such Capital Stock or Intercompany Notes in the possession of the Note Collateral Agent, shall be held by the Note Collateral Agent solely as bailee and in trust for the applicable Grantor and such Pledged Securities will not be subject to subsections 3.1 and 3.2 or any Lien or security interest created pursuant thereto.  The Note Collateral Agent, at the request of the applicable Grantor, shall promptly return to such Grantor any Capital Stock or Intercompany Notes held by the Note Collateral Agent constituting Excluded Assets or Excluded Subsidiary Securities.

SECTION 8                               NON-INDENTURE SECURED PARTIES

8.1                               Rights to Collateral.

(a)                                 The Non-Indenture Secured Parties shall not have any right whatsoever to do any of the following:  (i) exercise any rights or remedies with respect to the Collateral (such term, as used in this Section 8, having the meaning assigned to it in the Indenture), or to direct the Note Collateral Agent to do the same, including, without limitation, the right to (A) enforce any Liens or sell or otherwise foreclose on any portion of the Collateral, (B) request any action, institute any proceedings, exercise any voting rights, give any instructions, make any election, notify account debtors or make collections with respect to all or any portion of the Collateral or (C) release any Grantor under this Agreement or release any Collateral from the Liens of any Note Security Document or consent to or otherwise approve any such release; (ii) demand, accept or obtain any Lien on any Collateral (except for Liens arising under, and subject to the terms of, the Note Security Documents); (iii) vote in any Bankruptcy Case or similar proceeding in respect of the Company or any of its Subsidiaries (any such proceeding, for purposes of this clause (a), a “Bankruptcy”) with respect to, or take any other actions concerning the Collateral; (iv) receive any proceeds from any sale, transfer or other disposition of any of the Collateral (except in accordance with the Note Security Documents); (v) oppose any sale, transfer or other disposition of the Collateral; (vi) object to any debtor-in-possession financing in any Bankruptcy which is provided by one or more Holders among others (including on a priming basis under Section 364(d) of the Bankruptcy Code); (vii) object to the use of cash collateral in respect of the Collateral in any Bankruptcy; or (viii) seek, or object to any Indenture Secured Party seeking on an equal and ratable basis, any adequate protection or relief from the automatic stay with respect to the Collateral in any Bankruptcy.

(b)                                 Each Non-Indenture Secured Party, by its acceptance of the benefits of this Agreement and the other Note Security Documents, agrees that in exercising rights and remedies with respect to the Collateral, the Note Collateral Agent and the Holders, with the consent of the Note Collateral Agent, may enforce the provisions of the Note Security Documents and exercise remedies thereunder and under any other Note Documents (or refrain from enforcing rights and exercising remedies), all in such order and in such manner as they may determine in the exercise of their sole business judgment.  Such exercise and enforcement shall include, without limitation, the rights to collect, sell, dispose of or otherwise realize upon all or any part of the Collateral, to incur expenses in connection with such collection, sale, disposition or other realization and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction.  The Non-Indenture Secured Parties by their acceptance of the benefits of this Agreement and the other Note Security Documents hereby agree not to contest or otherwise challenge any such collection, sale, disposition or other realization of or upon all or any of the Collateral.  Whether or not a Bankruptcy Case has been commenced, the Non-Indenture Secured Parties shall be deemed to have consented to any sale or other disposition of any property, business or assets of the Company or any of its Subsidiaries and the release of any or all of the Collateral from the Liens of any Note Security Document in connection therewith.

(c)                                  Notwithstanding any provision of this subsection 8.1, the Non-Indenture Secured Parties shall be entitled, subject to each applicable Intercreditor Agreement, to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleadings (A) in order to prevent any Person from seeking to foreclose on the Collateral or supersede the Non-Indenture Secured Parties’ claim thereto or (B) in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Non-Indenture Secured Parties.  Each Non-Indenture Secured Party, by its acceptance of the benefits of this Agreement, agrees to be bound by and to comply with each applicable Intercreditor Agreement and authorizes the Note Collateral Agent to enter into each Intercreditor Agreement on its behalf.

(d)                                 Each Non-Indenture Secured Party, by its acceptance of the benefits of this Agreement, agrees that the Note Collateral Agent, the Trustee and the Holders may deal with the Collateral, including any exchange, taking or release of Collateral, may change or increase the amount of the Company Obligations and/or the Grantor Obligations, and may release any Grantor from its Obligations hereunder, all without any liability or obligation (except as may be otherwise expressly provided herein) to the Non-Indenture Secured Parties.  The Note Collateral Agent shall not be required to provide any notice of any event that the Note Collateral Agent may be aware of, or any action taken by the Note Collateral Agent, to any Non-Indenture Secured Party.

8.2                               Appointment of Agent.  Each Non-Indenture Secured Party, by its acceptance of the benefits of this Agreement and the other Note Security Documents, shall be deemed irrevocably to make, constitute and appoint the Note Collateral Agent, as agent under the Indenture (and all officers, employees or agents designated by the Note Collateral Agent) as such Person’s true and lawful agent and attorney-in-fact, and in such capacity, the Note Collateral Agent shall have the right, with power of substitution for the Non-Indenture Secured Parties and in each such Person’s name or otherwise, to effectuate any sale, transfer or other disposition of the Collateral.  It is understood and agreed that the appointment of the Note Collateral Agent as the agent and attorney-in-fact of the Non-Indenture Secured Parties for the purposes set forth herein is coupled with an interest and is irrevocable.

8.3                               Waiver of Claims.  To the maximum extent permitted by law, each Non-Indenture Secured Party waives any claim it might have against the Note Collateral Agent, the Trustee or the Holders with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of the Note Collateral Agent, the Trustee or the Holders or their respective directors, officers, employees or agents with respect to any exercise of rights or remedies under the Note Documents or any transaction relating to the Collateral (including, without limitation, any such exercise described in subsection 8.1(b) above), except for any such action or failure to act which constitutes willful misconduct or gross negligence of such Person.  None of the Note Collateral Agent, the Trustee or any Holder or any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Company any Subsidiary of the Company, any Non-Indenture Secured Party or any other Person or to take any other action or forbear from doing so whatsoever with regard to the Collateral or any part thereof, except for any such action or failure to act which constitutes willful misconduct or gross negligence of such Person.  The Note Collateral Agent shall not be subject to any fiduciary or other implied duties of any kind or nature to the Non-Indenture Secured Parties, regardless of whether an Event of Default has occurred or is continuing.

8.4                               Designation of Non-Indenture Secured Parties.  The Company may from time to time designate a Person as a “Note Bank Products Provider”, a “Note Hedging Provider” or a “Management Credit Provider” hereunder by delivering to the Note Collateral Agent a Non-Indenture Secured Party Designation (in substantially the form attached as Annex 4 hereto) executed by the Company and such Note Bank Products Provider, Note Hedging Provider or Management Credit Provider

SECTION 9                               MISCELLANEOUS

9.1                               Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Granting Party and the Note Collateral Agent, subject to Article IX of the Indenture.  In addition, if separately agreed in writing between the Company and any Non-Indenture Secured Party (and such Non-Indenture Secured Party has been designated in writing by the Company to the Note Collateral Agent for purposes of this sentence, for so long as so designated), no such amendment, modification or waiver shall amend, modify or waive subsection 6.5 (or the definition of “Non-Indenture Secured Party” or “Secured Party” to the extent relating thereto) if such amendment, modification or waiver would directly and adversely affect such Non-Indenture Secured Party without the written consent of such Non-Indenture Secured Party.  For the avoidance of doubt, it is understood and agreed that any amendment, amendment and restatement, waiver, supplement or other modification of or to any Intercreditor Agreement that would have the effect, directly or indirectly, through any reference herein to any Intercreditor Agreement or otherwise, of waiving, amending, supplementing or otherwise modifying this Agreement, or any term or provision hereof, or any right or obligation of any Granting Party hereunder or in respect hereof, shall not be given such effect except pursuant to a written instrument executed by each affected Granting Party and the Note Collateral Agent in accordance with this subsection 9.1.  In addition, the Indenture, the other Note Documents, the Base Intercreditor Agreement and the Note Collateral Intercreditor Agreement may be amended in accordance with the terms thereof.

9.2                               Notices.  All notices, requests and demands to or upon the Note Collateral Agent or any Granting Party hereunder shall be effected in the manner provided for in Section 109 of the Indenture; provided that any such notice, request or demand to or upon any Grantor shall be addressed to such Grantor at its notice address set forth on Schedule 1, unless and until such Grantor shall change such address by notice to the Note Collateral Agent given in accordance with Section 109 of the Indenture.

9.3                               No Waiver by Course of Conduct; Cumulative Remedies.  None of the Note Collateral Agent or any other Secured Party shall by any act (except by a written instrument pursuant to subsection 9.1 hereof or Article IX of the Indenture), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of the Note Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Note Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Note Collateral Agent or such other Secured Party would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

9.4                               [Reserved.]

9.5                               Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the Granting Parties, the Note Collateral Agent and the Secured Parties and their respective successors and assigns.

9.6                               [Reserved.]

9.7                               Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

9.8                               Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction; provided that, with respect to any Pledged Stock issued by a Foreign Subsidiary, all rights, powers and remedies provided in this Agreement may be exercised only to the extent that they do not violate any provision of any law, rule or regulation of any Governmental Authority applicable to any such Pledged Stock or affecting the legality, validity or enforceability of any of the provisions of this Agreement against the Pledgor (such laws, rules or regulations, “Applicable Law”) and are intended to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any Applicable Law.

9.9                               Section Headings.  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

9.10                        Integration.  This Agreement and the other Note Documents represent the entire agreement of the Granting Parties, the Note Collateral Agent and the other Secured Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Granting Parties, the Note Collateral Agent or any other Secured Party relative to subject matter hereof not expressly set forth or referred to herein or in the other Note Documents.

9.11                        GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

9.12                        Submission to Jurisdiction.  Each party hereto hereby irrevocably and unconditionally agrees to submit to the jurisdiction of any United States federal or state court located in the borough of Manhattan, in the city of New York in any action or proceeding arising out of or relating to this Agreement.

9.13                        Acknowledgments.  Each Granting Party hereby acknowledges that:

(a)                                 it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Note Documents to which it is a party;

(b)                                 none of the Note Collateral Agent or any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Note Documents, and the relationship between the Grantors, on the one hand, and the Note Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)                                  no joint venture is created hereby or by the other Note Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

9.14                        WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

9.15                        Additional Granting Parties.  Each new Subsidiary of the Company that is required to become a party to this Agreement pursuant to Section 414 of the Indenture shall become a Granting Party for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in substantially the form of Annex 2 hereto.  Each existing Granting Party that is required to become a Pledgor with respect to Capital Stock of any new Subsidiary of the Company pursuant to Section 1503 of the Indenture shall become a Pledgor with respect thereto upon execution and delivery by such Granting Party of a Supplemental Agreement in substantially the form of Annex 3 hereto.

9.16                        Releases.

(a)                                 The Collateral shall be released from the Lien and security interest created by this Agreement, all without delivery of any instrument or performance of any act by any party, at any time or from time to time in accordance with the provisions of Section 1502 of the Indenture.  Upon such release, all rights in the Collateral so released shall revert to the Company and the Grantors.

(b)                                 The Note Collateral Agent and, if necessary, the Trustee shall, at the Company’s expense, execute, deliver or acknowledge such instruments or releases to evidence and shall do or cause to be done all other acts reasonably necessary to effect, in each case as soon as is reasonably practicable, the release of any Collateral permitted to be released pursuant to the Indenture.  Neither the Trustee nor the Note Collateral Agent shall be liable for any such release undertaken in good faith and in the absence of negligence or willful misconduct.

(c)                                  So long as no Event of Default has occurred and is continuing, the Note Collateral Agent shall at the direction of any applicable Grantor return to such Grantor any proceeds or other property received by it during any Event of Default pursuant to either subsection 5.3.1 or 6.4 and not otherwise applied in accordance with subsection 6.5.

9.17                        Transfer Tax Acknowledgment.  Each party hereto acknowledges that the shares delivered hereunder are being transferred to and deposited with the Note Collateral Agent (or other Person in accordance with any applicable Intercreditor Agreement) as collateral security for the Obligations and that this subsection 9.17 is intended to be the certificate of exemption from New York stock transfer taxes for the purposes of complying with Section 270.5(b) of the Tax Law of the State of New York.

[Remainder of page left blank intentionally; signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

HD SUPPLY, INC.

By:	/s/ Ricardo Nuñez
	Name:	Ricardo Nuñez
	Title:	Senior Vice President,
General Counsel and Secretary

[Signature Page to Collateral Agreement]

SUBSIDIARY GRANTORS:

BRAFASCO HOLDINGS, INC.
BRAFASCO HOLDINGS II, INC.
HD SUPPLY CONSTRUCTION SUPPLY GROUP, INC.
HD SUPPLY FACILITIES MAINTENANCE GROUP, INC.
HD SUPPLY GP & MANAGEMENT, INC.
HD SUPPLY SUPPORT SERVICES, INC.
HD SUPPLY POWER SOLUTIONS GROUP, INC.
HD SUPPLY WATERWORKS GROUP, INC.
HSI IP, INC.
HD SUPPLY DISTRIBUTION SERVICES, LLC
HD SUPPLY REPAIR & REMODEL, LLC
LBM HOLDINGS, LLC
PROVALUE, LLC
WHITE CAP CONSTRUCTION SUPPLY, INC.
HD SUPPLY FM SERVICES, LLC
HD SUPPLY MANAGEMENT, INC.
HD SUPPLY HOLDINGS, LLC
CREATIVE TOUCH INTERIORS, INC.
HDS POWER SOLUTIONS, INC.
HDS IP HOLDING, LLC

By:	/s/ Ricardo Nuñez
Name:	Ricardo Nuñez
Title:	Vice President and Secretary

[Signature Page to Collateral Agreement]

SUBSIDIARY GRANTORS:

HD SUPPLY CONSTRUCTION SUPPLY, LTD.
By:	HD Supply GP & Management, Inc.,
its general partner

By:	/s/ Ricardo Nuñez
	Name:	Ricardo Nuñez
	Title:	Vice President and Secretary

HD SUPPLY POWER SOLUTIONS, LTD.
By:	HD Supply GP & Management, Inc.,
its general partner

By:	/s/ Ricardo Nuñez
	Name:	Ricardo Nuñez
	Title:	Vice President and Secretary

HD SUPPLY FACILITIES MAINTENANCE, LTD.
By:	HD Supply GP & Management, Inc.,
its general partner

By:	/s/ Ricardo Nuñez
	Name:	Ricardo Nuñez
	Title:	Vice President and Secretary

HD SUPPLY WATERWORKS, LTD.
By:	HD Supply GP & Management, Inc.,
its general partner

By:	/s/ Ricardo Nuñez
	Name:	Ricardo Nuñez
	Title:	Vice President and Secretary

[Signature Page to Collateral Agreement]

Acknowledged and Agreed to as of the date hereof by:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Note Collateral Agent

By:	/s/ Lynn M. Steiner
	Name:	Lynn M. Steiner
	Title:	Vice President

[Signature Page to Collateral Agreement]

EXECUTION VERSION

SCHEDULES

to

COLLATERAL AGREEMENT

made by

HD SUPPLY, INC.,

and certain of its Subsidiaries,

in favor of

WILMINGTON TRUST, NATIONAL ASSOCIATION,

 as Note Collateral Agent,

Dated as of December 4, 2014

Schedule 1

NOTICE ADDRESSES OF GRANTORS

Notices, requests or demands to or upon any Grantor under the Collateral Agreement shall be made to such Grantor as follows:

Any of:

Brafasco Holdings, Inc.

Brafasco Holdings II, Inc.

HD Supply Construction Supply Group, Inc.

HD Supply Facilities Maintenance Group, Inc.

HD Supply GP & Management, Inc.

HD Supply, Inc.

HD Supply Support Services, Inc.

HD Supply Power Solutions Group, Inc.

HD Supply Waterworks Group, Inc.

HSI IP, Inc.

HD Supply Distribution Services, LLC

HD Supply Repair & Remodel, LLC

LBM Holdings, LLC

ProValue, LLC

White Cap Construction Supply, Inc.

HD Supply FM Services, LLC

HD Supply Management, Inc.

HD Supply Holdings, LLC

HD Supply Construction Supply, Ltd.

HD Supply Facilities Maintenance, Ltd.

HD Supply Power Solutions, Ltd.

HD Supply Waterworks, Ltd.

Creative Touch Interiors, Inc.

HDS Power Solutions, Inc.

3100 Cumberland Boulevard,
Suite 1700

Atlanta, GA, 30339

Attention: Ricardo Nunez
Telephone:  (770) 852-9321

HDS IP Holding, LLC

101 Convention Center Drive, Suite 850

Las Vegas, NV  89109

Attention: Ricardo Nunez
Telephone:  (770) 852-9321

with copies to

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention:  Steven J. Slutzky, Esq. and Paul D. Brusiloff, Esq.
Facsimile:  (212) 909-6836
Telephone:  (212) 909-6000

Schedule 2

PLEDGED SECURITIES

Pledged Stock:

Pledgor	Issuer	Class of Stock or Interests	Par Value	Certificate No(s).	Number of Shares or Interests Pledged	% of All Issued Capital or Other Equity Interests of Issuer Pledged
HD Supply, Inc.	Pro Canadian Holdings I, ULC	Common	No par	5	650	65%

Brafasco Holdings II, Inc.	Brafasco Holdings, Inc.	Common	$0.01	3	1,000	100%
	HDS Power Solutions, Inc. f/k/a HD Supply Fasteners & Tools, Inc.	Common	$1.00	44	23,350	100%

HD Supply Holdings, LLC	HD Supply International Holdings, Inc.	Common	0.01	1	650	65%
	Brafasco Holdings II, Inc.	Class A Common	$0.01	6	6,667	100%
		Series A Preferred	$0.01	10	3,867
	HD Supply Construction Supply Group, Inc.	Common	$0.01	3	100	100%
	HD Supply Facilities Maintenance Group, Inc.	Common	No par	4	100	100%
	HD Supply GP & Management, Inc.	Common	No par	5	1,000	100%
	HD Supply Power Solutions Group, Inc. f/k/a HD Supply Utilities Group, Inc.	Common	$.01		163,056.6	100%
	HD Supply Support Services, Inc.	Class A Voting Common Stock	$1.00	74	4,583.20	41.67%
		Class B Non-Voting Common	$1.00	82	69,367.622	63.64%
	HD Supply Waterworks Group,	Common	No par	2	100	100%

Pledgor	Issuer	Class of Stock or Interests	Par Value	Certificate No(s).	Number of Shares or Interests Pledged	% of All Issued Capital or Other Equity Interests of Issuer Pledged
	Inc.
	HSI IP, Inc.	Authorized Capital	$1.00	6	1,000	100%
	HD Supply Management, Inc.	Common	$0.01	3	1,000	100%
	Creative Touch Interiors, Inc.	Common	No par	23	1,000	100%

Creative Touch Interiors, Inc.	HD Supply Support Services, Inc.	Class A Voting Common Stock	$1.00	69	1,000	9.09%
f/k/a HD Builder Solutions Group, LLC		Class B Non-Voting Common	$1.00	77	2,180	2.00%

HD Supply Distribution Services, LLC	HD Supply Support Services, Inc.	Class A Voting Common Stock	$1.00	70	1,000	9.09%
		Class B Non-Voting Common	$1.00	78	1,000	0.92%

HDS Power Solutions, Inc.	HD Supply Support Services, Inc.	Class A Voting Common Stock	$1.00	71	1,000	9.09%
f/k/a HD Supply Fasteners & Tools, Inc.		Class B Non-Voting Common	$1.00	79	1,000	0.92%

HD Supply Repair & Remodel, LLC	HD Supply Support Services, Inc.	Class A Voting Common Stock	$1.00	72	1,000	9.09%
		Class B Non-Voting Common	$1.00	80	1,160	1.06%

HD Supply GP & Management, Inc.	HD Supply Support Services, Inc.	Class A Voting Common Stock	$1.00	73	70	0.64%
		Class B Non-Voting Common	$1.00	81	1,033.10	0.95%

White Cap Construction Supply, Inc.	HD Supply Support Services, Inc.	Class A Voting Common Stock	$1.00	75	880.60	8.01%
		Class B Non-Voting Common	$1.00	83	14,186.466	13.02%

HD Supply Construction Supply	HD Supply Support Services, Inc.	Class A Voting Common Stock	$1.00	76	12	0.11%
Group, Inc.		Class B Non-Voting Common	$1.00	84	193.320	0.18%

HD Supply Facilities Maintenance	HD Supply Support Services, Inc.	Class A Voting Common Stock	$1.00	77	286.10	2.60%
Group, Inc.		Class A Voting Common Stock	$1.00	81	264.20	2.40%
	HD Supply Support Services, Inc.	Class B Non-Voting Common	$1.00	85	4,062.62	3.73%
		Class B Non-Voting Common	$1.00	89	9,809.746	9.00%

HD Supply Power Solutions Group, Inc.	HD Supply Support Services, Inc.	Class A Voting Common Stock	$1.00	79	434.90	3.95%
f/k/a HD Supply Utilities Group, Inc.		Class B Non-Voting Common	$1.00	87	1,974.446	1.81%

Pledgor	Issuer	Class of Stock or Interests	Par Value	Certificate No(s).	Number of Shares or Interests Pledged	% of All Issued Capital or Other Equity Interests of Issuer Pledged
HD Supply Waterworks Group, Inc.	HD Supply Support Services, Inc.	Class A Voting Common Stock	$1.00	80	469	4.26%
		Class B Non-Voting Common	$1.00	88	2,682.68	2.46%

HD Supply Construction Supply Group, Inc.	White Cap Construction Supply, Inc.	Common	$0.01	12	100	100%

HD Supply Facilities Maintenance, Ltd.	HD Supply FM Services, LLC	Membership Interest	No par	N/A	100	100%

Pledged Notes:

Pledgor	Issuer	Value	Issue Date	Maturity Date

HD Supply Holdings, LLC	HD Supply Construction Supply, Ltd.	$30,745,000.00	2/3/2008	2/3/2018
HD Supply Holdings, LLC	HD Supply Construction Supply, Ltd.	$281,645,000.00	2/3/2008	2/3/2018
HD Supply Holdings, LLC	HD Supply Power Solutions, Ltd. f/k/a HD Supply Electrical, Ltd.	$123,655,000.00	2/3/2008	2/3/2018
HD Supply Holdings, LLC	HD Supply Facilities Maintenance, Ltd.	$196,517,000.00	2/3/2008	2/3/2018
HD Supply Holdings, LLC	HD Supply Facilities Maintenance, Ltd.	$483,583,000.00	2/3/2008	2/3/2018
HD Supply Holdings, LLC	HD Supply Power Solutions, Ltd. f/k/a HD Supply Utilities, Ltd.	$176,972,000.00	2/3/2008	2/3/2018
HD Supply Holdings, LLC	HD Supply Power Solutions, Ltd. f/k/a HD Supply Utilities, Ltd.	$138,673,000.00	2/3/2008	2/3/2018
HD Supply Holdings, LLC	HD Supply Waterworks, Ltd.	$829,787,000.00	2/3/2008	2/3/2018
HD Supply FM Services, LLC	HD Supply Facilities Maintenance, Ltd.	$975,000.00	1/21/2014	Demand

Schedule 3

PERFECTION MATTERS

Intellectual Property Filings

United States Patent and Trademark Office

First Lien Secured Note Notice and Confirmation of Grant of Security Interest in Trademarks, dated as of December 4, 2014, made by the signatories thereto in favor of Wilmington Trust, National Association, as trustee and note collateral agent, to be filed with the Trademark Division of the United States Patent and Trademark Office.

United States Copyright Office

First Lien Secured Note Grant of Security Interest in Copyrights, dated as of December 4, 2014, made by the signatories thereto in favor of Wilmington Trust, National Association, as trustee and note collateral agent, to be filed with the United States Copyright Office.

Existing Security Interests

None.

UCC Filings

The following financing statements, in the form attached hereto as Exhibit A to this Schedule 3:

Exhibit A to Schedule 3

Form of UCC-1 Financing Statements attached

Schedule 4

LOCATION OF JURISDICTION OF ORGANIZATION

Legal Name	Jurisdiction of Organization
Brafasco Holdings, Inc.	Delaware
Brafasco Holdings II, Inc.	Delaware
HD Supply Construction Supply Group, Inc.	Delaware
HD Supply Facilities Maintenance Group, Inc.	Delaware
HD Supply GP & Management, Inc.	Delaware
HD Supply, Inc.	Delaware
HD Supply Support Services, Inc.	Delaware
HD Supply Power Solutions Group, Inc. f/k/a HD Supply Utilities Group, Inc.	Delaware
HD Supply Waterworks Group, Inc.	Delaware
HSI IP, Inc.	Delaware
HD Supply Distribution Services, LLC	Delaware
HD Supply Repair & Remodel, LLC	Delaware
LBM Holdings, LLC	Delaware
ProValue, LLC	Delaware
White Cap Construction Supply, Inc.	Delaware
HD Supply FM Services, LLC	Delaware
HD Supply Management, Inc.	Florida
HD Supply Holdings, LLC	Florida
HD Supply Construction Supply, Ltd.	Florida
HD Supply Facilities Maintenance, Ltd.	Florida
HD Supply Power Solutions, Ltd. f/k/a HD Supply Utilities, Ltd.	Florida
HD Supply Waterworks, Ltd.	Florida
Creative Touch Interiors, Inc.	Maryland
HDS Power Solutions, Inc. f/k/a HD Supply Fasteners & Tools, Inc.	Michigan
HDS IP Holding, LLC	Nevada

Schedule 5

INTELLECTUAL PROPERTY

Patents

9.18                        None.

Copyright Licenses

The Grantors are parties to material software licenses acquired in the ordinary course of business that are not set forth herein.

Copyrights

Creative Touch Interiors, Inc.

Title	Registration No.	Registration Date
FW-08	VA 1-048-833	3/27/2000

HDS IP Holding, LLC

Title	Registration No.	Registration Date
Powerscope	TX7-364-190	3/5/2009
WaterCity	VA1-708-882	8/5/2008

HSI IP, Inc.

Title	Registration No.	Registration Date
Tools and industrial supplies: product catalog	TX6-012-472	7/15/2004
One vision, one company, one direction.	TX6-020-162	8/30/2004

White Cap Construction Supply, Inc.

Title	Registration No.	Registration Date
White Cap Construction Supply: the contractor trader.	TX6-205-672	3/23/2005
White Cap Construction Supply: the contractor trader.	TX6-151-123	3/28/2005

HD Supply Facilities Maintenance, Ltd.

Title	Registration No.	Registration Date
AmeriFile Spring/Summer Catalog U	TX0006838826	5/2/2008

HD Supply, Inc.

Title	Registration No.	Registration Date
Maintenance warehouse catalog : maintenance warehouse catalog	TX0003628770	8/10/1993
Maintenance warehouse Kenmore appliance program	TX0003242540	2/5/1992
Maintenance warehouse plumbing repair parts order guide: vol. one.	TX0003209107	12/6/1991
Hospitality lodging catalog: plumbing, electrical, hardware—no. 1 May 1992/July 1992	TX0003318988	5/14/1992
Commercial institutional catalog: plumbing, electrical, hardware	TX0003374930	8/3/1992
Commercial institutional catalog: plumbing, electrical, hardware	TX0003317708	5/14/1992
Maintenance warehouse wholesale catalog	TX0003485093	2/4/1993
Maintenance warehouse wholesale catalog	TX0003364590	8/5/1992
Maintenance warehouse wholesale catalog	TX0003259113	2/5/1992
Maintenance warehouse wholesale catalog	TX0003122004	8/5/1991
Maintenance warehouse wholesale catalog	TX0003010475	1/28/1991
Maintenance warehouse wholesale catalog	TX0002920868	7/16/1990
Maintenance warehouse wholesale catalog	TX0002742030	1/31/1990
Maintenance warehouse wholesale catalog	TX0002633358	8/14/1989
Maintenance warehouse wholesale catalog	TX0002567867	2/2/1989
Paint, plumbing, electrical, hardware wholesale catalog	TX0002427460	4/7/1988
Paint, plumbing, electrical, hardware wholesale catalog	TX0002397162	9/6/1988
Paint, plumbing, electrical, hardware wholesale catalog	TX0001682101	10/21/1985
Paint, plumbing, electrical, hardware wholesale catalog	TX0001636878	7/19/1985
Maintenance warehouse hospitality catalog	TX0003374944	8/4/1992
Maintenance warehouse hospitality catalog	TX0004225062	2/14/1996
Maintenance warehouse hospitality catalog	TX0004877685	10/30/1998
Maintenance warehouse catalog	TXu000282175	3/20/1987
Paint, plumbing, electrical, hardware wholesale catalog	TX0001859414	3/13/1986
Paint, plumbing, electrical, hardware wholesale catalog	TX0001901887	9/10/1986
Paint, plumbing, electrical, hardware wholesale catalog	TX0002002558	2/13/1987
Paint, plumbing, electrical, hardware wholesale catalog	TX0002024492	3/4/1987
Paint, plumbing, electrical, hardware wholesale catalog	TX0002233221	12/11/1987

Title	Registration No.	Registration Date
Paint, plumbing, electrical, hardware wholesale catalog	TX0002139758	8/3/1987
Maintenance warehouse wholesale catalog	TX0003926430	9/16/1994
Maintenance warehouse wholesale catalog	TX0003926428	9/16/1994
Maintenance warehouse wholesale catalog	TX0004036245	3/30/1995
Maintenance warehouse wholesale catalog	TX0004110761	8/4/1995
Maintenance warehouse wholesale catalog	TX0004523515	4/14/1997
Maintenance warehouse wholesale catalog	TX0004792730	10/30/1998

Trademark License

Settlement and License Agreement, dated December 1, 1999, between World Triathlon Corporation and Crown Bolt, Inc.

Trademarks

HD Supply Repair & Remodel, LLC

TRADEMARK	Status	Ser. No./Reg. No.	App. Date/Reg. Date
CW CONTRACTORS’ WAREHOUSE and Design	Registered	RN: 1,753,027	2/16/1993

HD Supply Facilities Maintenance, Ltd.

TRADEMARK	Status	Ser. No./Reg. No.	App. Date/Reg. Date
MAINTENANCE WAREHOUSE	Registered	RN: 3,563,112	1/20/2009
MAINTENANCE WAREHOUSE	Registered	RN: 4,610,425	9/23/2014
MAINTENANCE WAREHOUSE	Registered	RN: 4,375,851	7/30/2013
MAINTENANCE WAREHOUSE & Design	Registered	RN: 4,376,494	7/30/2013
MAINTENANCE WAREHOUSE & Design	Registered	RN: 4,606,259	9/16/2014
AMERIFILE	Registered	RN: 3,688,792	9/29/2009
ESSENTIAL PRODUCTS FOR AN EFFICIENT PRACTICE	Registered	RN: 3,683,191	9/15/2009
WALLSTRETCHER	Registered	RN: 2,311,197	1/25/2000
AMERIFILE (and design)	Registered	RN: 2,231,634	3/16/1999

HDS IP Holding, LLC

TRADEMARK	Status	Ser. No./Reg. No.	App. Date/Reg. Date
ALWAYS ON THE JOB	Registered	RN: 4,079,895	1/3/2012
AQUAGUARD	Registered	RN: 0,720,199	8/22/1961
AQUAGUARD 5 STEP POOL CARE SYSTEM & Design	Registered	RN: 4,535,768	05/27/2014
AQUATRAC	Registered	RN: 2,945,650	5/3/2005
ASPEN	Registered	RN: 2,455,675	05/29/2001
ASPEN & Design	Registered	RN: 4,461,343	1/7/2014
BEST BUSINESS ELECTRONIC SOLUTION TECHNOLOGIES (stylized)	Registered	RN: 3,611,013	4/28/2009
BRIGADE (Multistar stylization)	Registered	RN: 3,845,600	9/7/2010
BRIGADE (Multistar stylization)	Registered	RN: 3,928,403	3/8/2011

BRIGADE (star stylization)	Registered	RN: 3,865,925	10/19/2010
BRIGHTON	Registered	RN: 3,086,948	5/2/2006
BRIGHTON MANOR	Registered	RN: 4,129,736	4/17/2012
BRIGHTON MANOR & Design	Registered	RN: 4,535,779	5/27/2014
CHAMPION	Registered	RN: 2,995,438	09/13/2005
CHAMPION WINDOW COVERINGS & Design	Registered	RN: 3,535,469	11/18/2008
CLEARCAN	Registered	RN: 2,887,975	9/21/2004
COREPRO	Registered	RN: 2,426,425	2/6/2001
COTTON BAY	Registered	RN: 3,627,904	5/26/2009
COTTON BAY	Registered	RN: 3,679,770	9/8/2009
CREATIVE TOUCH INTERIORS	Registered	RN: 4,406,141	9/24/2013
CROWN BOLT	Registered	RN: 1,644,947	5/21/1991
DUROGUARD	Registered	RN: 4,140,616	5/15/2012
FIDO HOUSE & Design	Registered	RN: 2,736,417	7/15/2003
GREENBLOGIC	Registered	RN: 4,155,442	6/5/2012
GRIDADVANCE	Registered	RN: 4,538,054	5/27/2014
HD SUPPLY	Registered	RN: 3,559,162	1/6/2009
HD SUPPLY (logo)	Registered	RN: 3,454,324	6/24/2008
HD SUPPLY (logo)	Registered	RN: 3,550,632	12/23/2008
HD SUPPLY HARDWARE SOLUTIONS(1)	Registered	RN: 114-257	3/4/2014
HD SUPPLY FIRE PROTECTION (stylized)	Registered	RN: 3,671,809	8/25/2009
HD SUPPLY WATERWORKS (stylized)	Registered	RN: 3,468,515	7/15/2008
HOUSE-MATES HARDWARE	Registered	RN: 2,286,367	10/12/1999
I (stylized)	Registered	RN: 3,679,438	9/8/2009
IDEALLYGREEN	Registered	RN: 3,523,340	10/28/2008
LOCAL SERVICE NATIONWIDE	Registered	RN: 3,665,886	8/11/2009
MAINTENANCE WAREHOUSE	Pending ITU	SN: 86/303,044	6/6/2014
MAINTENANCE WAREHOUSE	Pending	SN: 86/424,236	10/15/2014
PANEL-PRO TILT-UP ESTIMATING SOFTWARE & Design	Registered	RN: 2,901,054	11/9/2004
PERFECT SEAL	Registered	RN: 4,001,186	7/26/2011
POWERSCOPE	Registered	RN: 3,461,922	7/8/2008
PROUDLY DRIVEN BY A VETERAN	Pending	SN: 86/320,061	6/25/2014
PROVALUE	Registered	RN: 2,863,412	7/13/2004
RELIA+	Pending ITU	SN: 86/436,537	10/28/2014

(1)  This trademark is registered in the State of Alabama.

RELIA+	Pending ITU	SN: 86/436,545	10/28/2014
RELIA+	Pending ITU	SN: 86/436,549	10/28/2014
RELIACARE	Registered	RN: 4,492,443	3/4/2014
SEASONS	Pending ITU	SN: 86/373,220	8/21/2014
SEASONS	Pending ITU	SN: 86/373,226	8/21/2014
SEASONS	Pending ITU	SN: 86/435,093	10/27/2014
SEASONS	Pending ITU	SN: 86/435,138	10/27/2014
SEASONS (stylized)	Registered	RN: 3,835,518	8/17/2010
SEASONS GOLD (stylized)	Registered	RN: 3,850,430	9/21/2010
SHIELD SECURITY	Registered	RN: 2,949,257	5/10/2005
SPEEDBUILD	Allowed	SN: 86/160,304	1/8/2014
SPEEDBUILD	Allowed	SN: 86/160,701	1/8/2014
TOTAL CHOICE ADVANTAGE PROGRAM	Registered	RN: 3,911,575	1/25/2011
TRUESTOCK	Pending ITU	SN: 86/373,181	8/21/2014
TRUESTOCK	Pending ITU	SN: 86/373,202	8/21/2014
TRU PERSPECTIVE	Pending ITU	SN: 86/309,319	6/13/2014
USA BLUEBOOK and Design	Registered	RN: 2,266,004	8/3/1999
USABLUEBOOK	Registered	RN: 2,236,393	4/6/1999
UTILITY SUPPLY OF AMERICA	Registered	RN: 2,252,348	6/15/1999
VISTRA	Registered	RN: 3,895,271	12/21/2010
VISTRA & Design	Registered	RN: 4,392,346	8/27/2013
WE BUILD YOUR CITY AND KEEP IT RUNNING	Registered	RN: 4,374,791	7/30/2013
WE GOT IT YOU GET IT AND YOU’RE GONE	Registered	RN: 3,632,249	6/2/2009
HOME IMPROVEMENT PRODUCTS DIRECT and Design	Registered	RN: 3,478,426	7/29/2008

HSI IP, Inc.

TRADEMARK	Status	Ser. No./Reg. No.	App. Date/Reg. Date
BAJA	Registered	RN: 2,243,286	5/4/1999
ELASCO	Registered	RN: 1,818,239	1/25/1994
ELASCO (stylized)	Registered	RN: 1,843,279	7/5/1994
HUGHES	Registered	RN: 2,288,983	10/26/1999

MINALOY	Registered	RN: 1,033,014	2/10/1976
MINE TUFF	Registered	RN: 1,381,417	2/4/1986
RIO	Registered	RN: 1,929,737	10/24/1995
THE SOURCE	Registered	RN: 2,360,623	06/20/2000

HD Supply Support Services, Inc.

TRADEMARK	Status	Ser. No./Reg. No.	App. Date/Reg. Date
HD SUPPLY SUPPORT SERVICES, INC.	Registered	RN: 3,835,928	8/17/2010

ProValue, LLC

TRADEMARK	Status	Ser. No./Reg. No.	App. Date/Reg. Date
PROVALUE	Registered	RN: 3,545,345	12/9/2008

White Cap Construction Supply, Inc.

TRADEMARK	Status	Ser. No./Reg. No.	App. Date/Reg. Date
BLACK MARLIN	Registered	RN: 3,299,068	9/25/2007
CONTRACTOR TRADER	Registered	RN: 2,997,227	9/20/2005
PANEL-PRO	Registered	RN: 2,966,934	7/12/2005
WC and Design	Registered	RN: 2,385,183	9/12/2000
WHITE CAP	Registered	RN: 3,048,812	1/24/2006
WHITE CAP (Stylized)	Registered	RN: 3,026,834	12/13/2005
WHITE CAP (stylized)	Registered	RN: 1,478,065	2/23/1988
WHITE CAP CONSTUCTION SUPPLY	Registered	RN: 2,927,946	2/22/2005

Schedule  6

CONTRACTS

None.

Schedule 7

Mortgage Property

	Address	City	State
1.	3209 Highway 161	North Little Rock	AR
2.	2140 W. Williams Dr.	Phoenix	AZ
3.	10641 Scripps Summit Ct.	San Diego	CA
4.	200 Jennings St.	San Francisco	CA
5.	3301 Lewiston St.	Aurora	CO
6.	3881 Old Winter Garden Rd., Ste. C, D/ 590 Ferguson Dr./ 594 Ferguson Dr./ 600 Ferguson Dr.	Orlando	FL
7.	511 W. Pine St./ 510 W. Central Blvd.	Orlando	FL
8.	508 W. Central Blvd.	Orlando	FL
9.	780 Windsor St. SW	Atlanta	GA
10.	787 Windsor St. SW	Atlanta	GA
11.	1940 W. Oak Circle	Marietta	GA
12.	13345 Lakefront Dr.	Earth City	MO
13.	1805 Borman Circle Dr., PO Box 28446	Saint Louis	MO
14.	9151 SE McBrod Ave.	Milwaukie	OR
15.	1100 Technology Park Dr.	Glen Allen	VA

Annex 1 to

Collateral Agreement

ACKNOWLEDGEMENT AND CONSENT(1)

The undersigned hereby acknowledges receipt of a copy of the Collateral Agreement, dated as of December 4, 2014 (the “Agreement”), made by the Granting Parties thereto for the benefit of Wilmington Trust, National Association, as Note Collateral Agent.  The undersigned agrees for the benefit of the Secured Parties as follows:

The undersigned will be bound by the terms of the Agreement applicable to it as an Equity Issuer (as defined in the Agreement) and will comply with such terms insofar as such terms are applicable to the undersigned as an Equity Issuer.

The undersigned will notify the Note Collateral Agent promptly in writing of the occurrence of any of the events described in subsection 5.3.1 of the Agreement.

The terms of subsections 6.3(c) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to subsection 6.3(c) or 6.7 of the Agreement.

[NAME OF EQUITY ISSUER]

By:
Name:
Title:

Address for Notices:

Fax:

(1)                                 This consent is necessary only with respect to any Equity Issuer which is not also a Granting Party.

Annex 1-1

Annex 2 to

Collateral Agreement

ASSUMPTION AGREEMENT

ASSUMPTION AGREEMENT, dated as of                        ,         , made by                                                           , a                                     corporation (the “Additional Grantor”), in favor of WILMINGTON TRUST, NATIONAL ASSOCIATION, as collateral agent (in such capacity, the “Note Collateral Agent”) for the Secured Parties (as defined in the Collateral Agreement referred to below).  All capitalized terms not defined herein shall have the meaning ascribed to them in the Collateral Agreement referred to below.

W I T N E S S E T H :

WHEREAS, HD Supply, Inc., a Delaware corporation (“the “Company”), the Subsidiary Guarantors from time to time party thereto, and Wilmington Trust, National Association, as indenture trustee (in such capacity, and together with any successors and assigns in such capacity, the “Trustee”) on behalf of the Holders (as defined in the Indenture) and as Note Collateral Agent, are parties to an Indenture, dated as of December 4, 2014 (as amended by that First Supplemental Indenture, dated as of December 4, 2014, and as the same may be further amended, amended and restated, waived, supplemented or otherwise, modified from time to time, the “Indenture”);

WHEREAS, in connection with the Indenture, the Company and certain of its Subsidiaries are, or are to become, parties to the Collateral Agreement, dated as of December 4, 2014 (as amended, supplemented, waived or otherwise modified from time to time, the “Collateral Agreement”), in favor of the Note Collateral Agent, for the benefit of the Secured Parties;

WHEREAS, the Additional Grantor is a member of an affiliated group of companies that includes the Company and each other Grantor;

WHEREAS, the Indenture requires the Additional Grantor to become a party to the Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1.                                      Collateral Agreement.  By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in subsection 9.15 of the Collateral Agreement, hereby becomes a party to the Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a [Grantor and Pledgor] [Grantor] [Pledgor](2) and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a [Grantor and Pledgor] [Grantor] [Pledgor](3) thereunder.  The information set forth in Annex 1-A hereto is hereby added to the information

(2)                                 Indicate the capacities in which the Additional Granting Party is becoming a Grantor.

(3)                                 Indicate the capacities in which the Additional Granting Party is becoming a Grantor.

Annex 2-1

set forth in Schedules                                to the Collateral Agreement, and such Schedules are hereby amended and modified to include such information.  The Additional Grantor hereby represents and warrants that each of the representations and warranties of such Additional Grantor, in its capacities as a [Grantor and Pledgor] [Grantor] [Pledgor],(4) contained in Section 4 of the Collateral Agreement is true and correct in all material respects on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.  Each Additional Granting Party hereby grants, as and to the same extent as provided in the Collateral Agreement, to the Note Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in the [Collateral (as such term is defined in subsection 3.1 of the Collateral Agreement) of such Additional Granting Party] [and] [the Pledged Collateral (as such term is defined in the Collateral Agreement) of such Additional Granting Party, except as provided in subsection 3.3 of the Collateral Agreement].

2.                                      GOVERNING LAW.  THIS ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(4)                                 Indicate the capacities in which the Additional Granting Party is becoming a Grantor.

Annex 2-2

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

Acknowledged and Agreed to as of the date hereof by:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Note Collateral Agent

By:
Name:
Title:

Annex 2-3

Annex 1-A to

Assumption Agreement

Supplement to
Collateral Agreement
Schedule 1

Supplement to
Collateral Agreement
Schedule 2

Supplement to
Collateral Agreement
Schedule 3

Supplement to
Collateral Agreement
Schedule 4

Supplement to
Collateral Agreement
Schedule 5

Supplement to
Collateral Agreement
Schedule 6

Annex 1-A-1 to Annex 2

Annex 3 to

Collateral Agreement

SUPPLEMENTAL AGREEMENT

SUPPLEMENTAL AGREEMENT, dated as of                          ,        , made by                       , a                    corporation (the “Additional Pledgor”), in favor of WILMINGTON TRUST, NATIONAL ASSOCIATION, as collateral agent (in such capacity, the “Note Collateral Agent”) for the Secured Parties (as defined in the Collateral Agreement referred to below).  All capitalized terms not defined herein shall have the meaning ascribed to them in the Collateral Agreement referred to below.

W I T N E S S E T H :

WHEREAS, HD Supply, Inc., a Delaware corporation (“the “Company”), the Subsidiary Guarantors from time to time party thereto, and Wilmington Trust, National Association, as indenture trustee (in such capacity, and together with any successors and assigns in such capacity, the “Trustee”) on behalf of the Holders (as defined in the Indenture) and as Note Collateral Agent, are parties to an Indenture, dated as of December 4, 2014 (as amended by that First Supplemental Indenture, dated as of December 4, 2014, and as the same may be further amended, amended and restated, waived, supplemented or otherwise, modified from time to time, the “Indenture”);

WHEREAS, in connection with the Indenture, the Company and certain of its Subsidiaries are, or are to become, parties to the Collateral Agreement, dated as of December 4, 2014 (as amended, supplemented, waived or otherwise modified from time to time, the “Collateral Agreement”), in favor of the Note Collateral Agent, for the benefit of the Secured Parties;

WHEREAS, the Indenture requires the Additional Pledgor to become a Pledgor under the Collateral Agreement with respect to Capital Stock of certain new Subsidiaries of the Additional Pledgor; and

WHEREAS, the Additional Pledgor has agreed to execute and deliver this Supplemental Agreement in order to become such a Pledgor under the Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1.                                      Collateral Agreement.  By executing and delivering this Supplemental Agreement, the Additional Pledgor, as provided in subsection 9.15 of the Collateral Agreement, hereby becomes a Pledgor under the Collateral Agreement with respect to the shares of Capital Stock of the Subsidiary of the Additional Pledgor listed in Annex 1-A hereto, as a Grantor thereunder.  The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedule 2 to the Collateral Agreement, and such Schedule 2 is hereby amended and modified to include such information.

2.                                      GOVERNING LAW.  THIS SUPPLEMENTAL AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Annex 3-1

IN WITNESS WHEREOF, the undersigned has caused this Supplemental Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL PLEDGOR]

By:
Name:
Title:

Acknowledged and Agreed to as of the date hereof by:

WILMINGTON TRUST, NATIONAL ASSOCIATION
as Note Collateral Agent

By:
Name:
Title:

Annex 3-2

Annex 1-A to

Supplemental Agreement

Supplement to
Collateral Agreement
Schedule 2

Pledged Stock

Pledgor	Equity Issuer	Description of Pledged Stock

Annex 1-A-1 to Annex 3

Annex 4 to

Collateral Agreement

[Form of]

NON-INDENTURE SECURED PARTY DESIGNATION

[Name of New Non-Indenture Secured Party]

[Address of New Non-Indenture Secured Party]

[Date]

HD Supply, Inc. (the “Company”) hereby designates [       ] as a [Note Bank Products Provider][Note Hedging Provider] [Management Credit Provider] (the “New Non-Indenture Secured Party”) under the Collateral Agreement dated as of December 4, 2014 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Collateral Agreement” (terms used without definition herein have the meanings assigned to such term by the Collateral Agreement)) among the Company and certain of its Subsidiaries and Wilmington Trust, National Association, as Note Collateral Agent (the “Note Collateral Agent”).

In consideration of the foregoing, the New Non-Indenture Secured Party hereby:

(i)                       acknowledges that it has received a copy of the Collateral Agreement; and

(ii)                    acknowledges that it is a Non-Indenture Secured Party under the Collateral Agreement, and agrees to the provisions of Section 8 of the Collateral Agreement.

The Company hereby confirms to the Note Collateral Agent that the obligations of the Company or the applicable Grantor under the [Bank Products Agreement][Hedging Agreement][Management Guarantee] with the New Non-Indenture Secured Party are permitted to be incurred by the Company or such Grantor under the Indenture.

THIS NON-INDENTURE SECURED PARTY DESIGNATION AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ANY CLAIM OR CONTROVERSY RELATING HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Annex 4-1

IN WITNESS WHEREOF, the undersigned has caused this Non-Indenture Secured Party Designation to be duly executed by its authorized officer as of the        day                              , of 20   .

HD SUPPLY, INC.,

By:
Name:
Title:

[NAME OF NEW NON-INDENTURE SECURED PARTY]

By:
Name:
Title:

Acknowledged and Agreed
[ ],
as Note Collateral Agent

By:
Name:
Title:

Annex 4-2

Annex 5 to

Collateral Agreement

(5)This instrument was prepared in consultation with
counsel in the state in which the Premises is
located by the attorney named below and after
recording, please return to:

Cahill Gordon & Reindel LLP

80 Pine Street

New York, NY 10005

Attention: Athy A. O’Keeffe, Esq.

STATE OF

COUNTY OF

MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT

OF LEASES AND RENTS AND FIXTURE FILING (FIRST LIEN)

THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING (FIRST LIEN) (the “Mortgage”) is made and entered into as of the       day of [                      ], by [                  ], a [                  ], with an address as of the date hereof at [                  ], Attention: [                  ] (the “Mortgagor”), for the benefit of Wilmington Trust, National Association, in its capacity as Note Collateral Agent for the Secured Parties, with an address as of the date hereof at [                  ], Attention: [                  ] (in such capacity, the “Mortgagee”).

RECITALS:

WHEREAS, pursuant to that certain Indenture, dated as of December 4, 2014, by and among [HD Supply, Inc., a Delaware corporation (the “Company”)/the Mortgagor], as the issuer, certain subsidiaries and affiliates of [the Company/Mortgagor], as Subsidiary Guarantors (as defined in the Indenture), Wilmington Trust, National Association, as indenture trustee (in such capacity, and together with any successors and assigns in such capacity, the “Trustee”) on behalf of the Holders (as defined in the Indenture), and the Mortgagee (as supplemented by the First Supplemental Indenture, dated as of December 4, 2014, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), [the Company/Mortgagor] has issued its 5.25% Senior Secured First Priority Notes due 2021 in an aggregate principal amount of $1,250,000,000 (the “Initial Notes”) (and may in the future issue Additional Notes (as defined therein) or Exchange Notes (as defined therein, and together with the Initial Notes and the Additional Notes, collectively, the “First Lien Notes”)), upon such terms and conditions as set forth therein;

(5)                                 Local counsel to advise as to any recording requirements for the cover page, including need for recording tax notification or a separate tax affidavit.

Annex 5-1

WHEREAS, the Mortgagor is the owner of the fee simple interest in the real property described on Exhibit A attached hereto and incorporated herein by reference;

WHEREAS, the Indenture and/or the Collateral Agreement contemplates that the Mortgagor shall execute and deliver to the Mortgagee this Mortgage;

WHEREAS, concurrently with the entering into of the Indenture, [the Company/Mortgagor] and certain subsidiaries and affiliates thereof have entered into that certain Collateral Agreement, dated as of December 4, 2014, in favor of the Mortgagee (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”);

WHEREAS, [the Company/Mortgagor] has entered into that certain Credit Agreement, dated as of April 12, 2012, among [the Company/Mortgagor], Bank of America, N.A., as administrative agent and collateral agent (the “Term Agent”), the Lenders from time to time party thereto, and the other financial institutions party thereto (as amended by Amendment No. 1 to Credit Agreement, dated as of February 15, 2013, and Amendment No. 2 to Credit Agreement, dated as of February 6, 2014, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), and all monetary obligations of the Mortgagor under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement) are secured by, among other things, that certain Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing (First Lien) executed by the Mortgagor for the benefit of the Term Agent (the “Term Mortgage”);

WHEREAS, the [Company/Mortgagor] has entered into that certain Indenture, dated as of April 12, 2012 (as amended and supplemented pursuant to the First Supplemental Indenture, dated as of April 12, 2012, the Second Supplemental Indenture, dated as of July 27, 2012, and the Third Supplemental Indenture, dated as of February 6, 2014, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Second Lien Notes Indenture”), with the subsidiaries of the [Company/Mortgagor] party thereto as Subsidiary Guarantors (as defined in the Second Lien Notes Indenture), and Wilmington Trust, National Association, as trustee and note collateral agent (in such capacity, the “Second Lien Note Agent”), pursuant to which the [Company/Mortgagor] has issued its 11% Senior Secured Second Priority Notes due 2020, and all monetary obligations of the Mortgagor under the Second Lien Notes Indenture and the other Note Documents (as defined in the Collateral Agreement (as defined in the Second Lien Notes Indenture)) are secured by, among other things, that certain Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing (Second Lien) executed by the Mortgagor for the benefit of the Second Lien Note Agent;

WHEREAS, [the Company/Mortgagor] has entered into that certain ABL Credit Agreement, dated as of April 12, 2012, with General Electric Capital Corporation, as administrative agent and collateral agent (the “ABL Agent”), the other financial institutions party thereto and the lenders named therein (as amended by Amendment No. 1 to Credit Agreement, dated as of June 28, 2013, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”), and all monetary obligations of the Mortgagor under the ABL Credit Agreement and the other Loan Documents (as defined in the ABL Credit Agreement) are secured by, among other things, that certain Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing executed by the Mortgagor for the benefit of the ABL Agent;

WHEREAS, in connection with the execution and delivery of the Indenture, the Credit Agreement, the Second Lien Notes Indenture and the ABL Credit Agreement, (i) the Mortgagee, the Term Agent, the Second Lien Note Agent and the ABL Agent have agreed to the subordination, intercreditor and other provisions set forth in the Base Intercreditor Agreement and (ii) the Mortgagee, the

Annex 5-2

Term Agent and the Second Lien Note Agent have agreed to the subordination, intercreditor and other provisions set forth in the Cash Flow Intercreditor Agreement; and

WHEREAS, this Mortgage is given by the Mortgagor in favor of the Mortgagee for its benefit and the benefit of the other Secured Parties to secure the payment and performance of all of the Obligations (as defined in the Collateral Agreement) of Mortgagor under the Collateral Agreement (such Obligations being hereinafter referred to as the “Obligations”).

W I T N E S S E T H:

The Mortgagor, in consideration of the indebtedness herein recited and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has irrevocably granted, released, sold, remised, bargained, assigned, pledged, warranted, mortgaged, transferred and conveyed, and does hereby grant, release, sell, remise, bargain, assign, pledge, warrant, mortgage, transfer and convey to the Mortgagee and the Mortgagee’s successors and assigns, a continuing security interest in and to, and lien upon, all of the Mortgagor’s right, title and interest in and to the following described land, real property interests, buildings, improvements and fixtures:

(a)                                 All that tract or parcel of land and other real property interests in                    County,                   , as more particularly described in Exhibit A attached hereto and made a part hereof, together with any greater or additional estate therein as hereafter may be acquired by Mortgagor (the “Land”), and all of the Mortgagor’s right, title and interest in and to rights appurtenant thereto, including easement rights;

(b)                                 All buildings and improvements of every kind and description now or hereafter  situated, erected or placed on the Land (the “Improvements”) and all materials, equipment and apparatus and fixtures now or hereafter owned by the Mortgagor and attached to or installed in and used in connection with the aforesaid Land and Improvements (collectively, the “Fixtures”) (hereinafter, the Land, the Improvements and the Fixtures may be collectively referred to as the “Premises.”  As used in the Mortgage, the term “Premises” shall mean all or, where the context permits or requires, any portion of the above or any interest therein.); and

(c)                                  Subject to the terms of any applicable Intercreditor Agreement (as defined in the Collateral Agreement), any and all cash proceeds and noncash proceeds from the conversion, voluntary or involuntary, of any of the Premises or any portion thereof into cash or liquidated claims, including (i) proceeds of any insurance, indemnity, warranty, guaranty or claim payable to the Mortgagee or to the Mortgagor from time to time with respect to any of the Premises, (ii) payments (in any form whatsoever) made or due and payable to the Mortgagor in connection with any condemnation, seizure or similar proceeding and (iii) other amounts from time to time paid or payable under or in connection with any of the Premises, including, without limitation, refunds of real estate taxes and assessments, including interest thereon, but in each case under this clause (c) excluding Excluded Assets (as defined in the Collateral Agreement) (collectively, the “Proceeds”).

TO HAVE AND HOLD the same, together with all privileges, hereditaments, easements and appurtenances thereunto belonging, subject to Permitted Liens, to the Mortgagee and the Mortgagee’s successors and assigns to secure the Obligations; provided that, should (i) the First Lien Notes be paid in full and all other Obligations that are then due and owing be paid, or (ii) conditions set forth in the Indenture for the release of this Mortgage be fully satisfied, the lien and security interest of this Mortgage shall cease, terminate and be void and the Mortgagee or its successor or assign shall at the Mortgagor’s

Annex 5-3

expense promptly cause a release of this Mortgage to be executed for filing in the appropriate office; and until such obligations are fully satisfied, it shall remain in full force and virtue.

And, as additional security for the Obligations, subject to the Collateral Agreement, the Mortgagor hereby unconditionally assigns to the Mortgagee all the security deposits, rents, issues, profits and revenues of the Premises from time to time accruing (the “Rents and Profits”), which assignment constitutes a present, absolute and unconditional assignment and not an assignment for additional security only, reserving only the right to the Mortgagor to collect and apply the same as the Mortgagor chooses as long as no Event of Default has occurred and is continuing.

As additional collateral and further security for the Obligations, subject to the Collateral Agreement, the Mortgagor does hereby assign to the Mortgagee and grants to the Mortgagee a security interest in all of the right, title and the interest of the Mortgagor in and to any and all real property leases and rental agreements (collectively, the “Leases”) with respect to the Premises or any part thereof, and the Mortgagor agrees to execute and deliver to the Mortgagee such additional instruments, in form and substance reasonably satisfactory to the Mortgagee, as may hereafter be requested by the Mortgagee to evidence and confirm said assignment; provided, however, that acceptance of any such assignment shall not be construed to impose upon the Mortgagee any obligation with respect thereto.

The Mortgagor covenants, represents and agrees as follows:

ARTICLE I

Obligations Secured

1.1                               Obligations.  This Mortgage is given to secure the payment and performance by the Mortgagor of the Obligations.  [The maximum amount of the obligations secured hereby will not exceed $                  , plus, to the extent permitted by applicable law, collection costs, sums advanced for the payment of taxes, assessments, maintenance and repair charges, insurance premiums and any other costs incurred to protect the security encumbered hereby or the lien hereof, expenses incurred by the Mortgagee by reason of any default by the Mortgagor under the terms hereof, together with interest thereon, all of which amount shall be secured hereby.](6)

1.2                               Future Advances.  This Mortgage is given to secure the Obligations and the repayment of the aforesaid obligations (including, without limitation, the Obligations with respect to any Additional Notes or Exchange Notes, any renewals or extensions or modifications thereof upon the same or different terms or at the same or different rate of interest, and all renewals, modifications, replacements and extensions thereof).  The lien of such future obligations shall relate back to the date of this Mortgage.

1.3                               No Release.  Nothing set forth in this Mortgage shall impose any obligation on the Mortgagee or any other Secured Party to perform or observe any such term, covenant, condition or agreement on the Mortgagor’s part to be so performed or observed or shall impose any liability on the Mortgagee or any other Secured Party for any act or omission on the part of the Mortgagor relating thereto or for any breach of any representation or warranty on the part of the Mortgagor contained in this Mortgage or any other Note Document (as defined in the Collateral Agreement), or under or in respect of the Premises or made in connection herewith or therewith.

(6)                                 To be included in states that impose mortgage recording tax and subject to applicable laws.

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ARTICLE II

Mortgagor’s Covenants, Representations and Agreements

2.1                               Reimbursement.  The Mortgagor agrees to reimburse the Mortgagee for its costs and expenses related to the Mortgage and indemnify the Mortgagee for any losses related hereto each in accordance with and to the extent provided in Section 1510 of the Indenture.

2.2                               Further Actions; Additional Documents.  The Mortgagor agrees to take any and all actions reasonably required to create and maintain the Lien of the Mortgage as against the Premises, and to protect and preserve the validity thereof, in each case in accordance with and to the extent provided in Section 1501 of the Indenture and shall permit the Mortgagee or the Trustee, as applicable, to do the same in accordance with and to the extent provided in Section 1504 of the Indenture.

2.3                               Restrictions on Sale or Encumbrance.  The Mortgagor shall only make Asset Dispositions relating to the Premises in accordance with the Indenture.

2.4                               Insurance.  The Mortgagor shall maintain insurance for the Premises as set forth in subsection 5.2.2 of the Collateral Agreement to the extent applicable.

2.5                               Releases and Waivers.  The Mortgagor agrees that no release by the Mortgagee of any portion of the Premises, the Rents and Profits or the Leases, no subordination of lien, no forbearance on the part of the Mortgagee to collect on any First Lien Notes, or any part thereof, no waiver of any right granted or remedy available to the Mortgagee and no action taken or not taken by the Mortgagee shall, except to the extent expressly released, in any way have the effect of releasing the Mortgagor from full responsibility to the Mortgagee for the complete discharge of each and every of the Mortgagor’s obligations hereunder.

2.6                               Security Agreement.

(a)                                 This Mortgage is hereby made and declared to be a security agreement encumbering the Fixtures, and Mortgagor grants to the Mortgagee a security interest in the Fixtures.  The Mortgagor grants to the Mortgagee all of the rights and remedies of a secured party under the laws of the state in which the Premises are located.  A financing statement or statements reciting this Mortgage to be a security agreement with respect to the Fixtures may be appropriately filed by the Mortgagee.

(b)                                 The Mortgagor warrants that, as of the date hereof, the name and address of the “Debtor” (which is the Mortgagor) are as set forth in the preamble of this Mortgage and a statement indicating the types, or describing the items, of collateral is set forth hereinabove.  Mortgagor warrants that Mortgagor’s exact legal name is correctly set forth in the preamble of this Mortgage.

(c)                                  This Mortgage will be filed in the real property records.

(d)                                 The Mortgagor is a [                      ] organized under the laws of the State of [                      ] and the Mortgagor’s organizational identification number is [                                ].

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ARTICLE III

Events of Default

An Event of Default shall exist and be continuing under the terms of this Mortgage upon the existence and during the continuance of an Event of Default under the terms of the Indenture.

ARTICLE IV

Foreclosure

4.1                               Acceleration of Obligations; Foreclosure.  Upon the occurrence and during the continuance of an Event of Default, the entire balance of the First Lien Notes and any other obligations due under the Note Documents (as defined in the Collateral Agreement), including all accrued interest, shall become due and payable to the extent such amounts become due and payable under the Indenture.  Provided an Event of Default has occurred and is continuing, upon failure to pay the First Lien Notes or reimburse any other amounts due under the Note Documents (as defined in the Collateral Agreement) in full at any stated or accelerated maturity and in addition to all other remedies available to the Mortgagee at law or in equity, the Mortgagee may foreclose the lien of this Mortgage by judicial or non-judicial proceeding in a manner permitted by applicable law.  The Mortgagor hereby waives, to the fullest extent permitted by law, any statutory right of redemption in connection with such foreclosure proceeding.

4.2                               Proceeds of Sale. The proceeds of any foreclosure sale of the Premises, or any part thereof, will be distributed and applied in accordance with the terms and conditions of the Intercreditor Agreements (subject to any applicable provisions of applicable law).  As between the Indenture Secured Parties (as defined in the Collateral Agreement) and the Non-Indenture Secured Parties (as defined in the Collateral Agreement), such proceeds will be distributed and applied in accordance with the terms and conditions of subsection 6.5 of the Collateral Agreement (subject to any applicable provisions of applicable law).

ARTICLE V

Additional Rights and Remedies of the Mortgagee

5.1                               Rights Upon an Event of Default.  Upon the occurrence and during the continuance of an Event of Default, the Mortgagee, immediately and without additional notice and without liability therefor to the Mortgagor, except for gross negligence, willful misconduct, bad faith or unlawful conduct, may do or cause to be done any or all of the following to the extent permitted by applicable law, and subject to the terms of the Intercreditor Agreements: (a) enter the Premises and take exclusive possession thereof; (b) invoke any legal remedies to dispossess the Mortgagor if the Mortgagor remains in possession of the Premises without the Mortgagee’s prior written consent; (c) hold, lease, develop, manage, operate or otherwise use the Premises upon such terms and conditions as the Mortgagee may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as the Mortgagee deems necessary or desirable), and apply all rents and other amounts collected by the Mortgagee in connection therewith in accordance with the provisions hereof; (d) institute proceedings for the complete foreclosure of the Mortgage, either by judicial action or by power of sale, in which case the Premises may be sold for cash or credit in one or more parcels; and (e) exercise all other rights, remedies and recourses granted under the Indenture, the other Note Documents (as defined in the Collateral Agreement) or otherwise available at law or in equity.  At any foreclosure sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, the Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against the Mortgagor, and against all

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other Persons claiming or to claim the property sold or any part thereof, by, through or under the Mortgagor.  The Mortgagee or any of the Secured Parties may be a purchaser at such sale and if Mortgagee is the highest bidder, Mortgagee shall credit the portion of the purchase price that would be distributed to Mortgagee against the indebtedness in lieu of paying cash. In the event this Mortgage is foreclosed by judicial action, appraisement of the Premises is waived to the extent permitted by applicable law.  With respect to any notices required or permitted under any applicable uniform commercial code to the extent applicable, the Mortgagor agrees that 10 days’ prior written notice shall be deemed commercially reasonable.

5.2                               Appointment of Receiver.  Upon the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreements, the Mortgagee shall be entitled, without additional notice and without regard to the adequacy of any security for the Obligations secured hereby, whether the same shall then be occupied as a homestead or not, or the solvency of any party bound for its payment, to make application for the appointment of a receiver to take possession of and to operate the Premises, and to collect the rents, issues, profits, and income thereof, all expenses of which shall be added to the Obligations and secured hereby.  The receiver shall have all the rights and powers provided for under the laws of the state in which the Premises are located, including without limitation, the power to execute leases, and the power to collect the rents, sales proceeds, issues, profits and proceeds of the Premises during the pendency of such foreclosure suit, as well as during any further times when the Mortgagor, its successors or assigns, except for the intervention of such receiver, would be entitled to collect such rents, sales proceeds, issues, proceeds and profits, and all other powers which may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Premises during the whole of said period.  Receiver’s fees, reasonable attorneys’ fees and costs incurred in connection with the appointment of a receiver pursuant to this Section 5.2 shall be secured by this Mortgage.  Notwithstanding the appointment of any receiver, trustee or other custodian, subject to the Intercreditor Agreements, the Mortgagee shall be entitled to retain possession and control of any cash or other instruments at the time held by or payable or deliverable under the terms of the Mortgage to the Mortgagee to the fullest extent permitted by law.

5.3                               Waivers.  No waiver of a prior Event of Default shall operate to waive any subsequent Event(s) of Default.  All remedies provided in this Mortgage, the First Lien Notes, the Indenture or any of the other Note Documents (as defined in the Collateral Agreement) are cumulative and may, at the election of the Mortgagee, be exercised alternatively, successively, or in any manner and are in addition to any other rights provided by law.

5.4                               Delivery of Possession After Foreclosure.  In the event there is a foreclosure sale hereunder and at the time of such sale, the Mortgagor or the Mortgagor’s successors or assigns are occupying or using the Premises, or any part thereof, each and all immediately shall become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser; and to the extent permitted by applicable law, the purchaser at such sale, notwithstanding any language herein apparently to the contrary, shall have the sole option to demand possession immediately following the sale or to permit the occupants to remain as tenants at will.  In the event the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain a summary action for possession of the property (such as an action for forcible detainer) in any court having jurisdiction.

5.5                               Marshalling.  The Mortgagor hereby waives, in the event of foreclosure of this Mortgage or the enforcement by the Mortgagee of any other rights and remedies hereunder, any right otherwise available in respect to marshalling of assets which secure any First Lien Notes and any other indebtedness secured hereby or to require the Mortgagee to pursue its remedies against any other such assets.

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5.6                               Protection of Premises.  Upon the occurrence and during the continuance of an Event of Default, the Mortgagee may take such actions, including, but not limited to disbursements of such sums, as the Mortgagee in its sole but reasonable discretion deems necessary to protect the Mortgagee’s interest in the Premises.

ARTICLE VI

General Conditions

6.1                               Terms.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Indenture.  The singular used herein shall be deemed to include the plural; the masculine deemed to include the feminine and neuter; and the named parties deemed to include their successors and assigns to the extent permitted under the Indenture.  The term “Mortgagee” shall include the Note Collateral Agent on the date hereof and any successor Note Collateral Agent under the Indenture.  The word “person” shall include any individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature, and the word “Premises” shall include any portion of the Premises or interest therein.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase without limitation.

6.2                               Notices.  All notices, requests and other communications shall be given in accordance with Sections 109 and 110 of the Indenture.

6.3                               Severability.  If any provision of this Mortgage is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

6.4                               Headings.  The captions and headings herein are inserted only as a matter of convenience and for reference and in no way define, limit, or describe the scope of this Mortgage nor the intent of any provision hereof.

6.5                               Intercreditor Agreements.  Notwithstanding anything to the contrary contained herein, the lien and security interest granted to the Mortgagee pursuant to this Mortgage and the exercise of any right or remedy by the Mortgagee hereunder are subject to the provisions of the applicable Intercreditor Agreements.  The Mortgagee acknowledges and agrees that the relative priority of the Liens granted to the Mortgagee, the Term Agent, the ABL Agent, the Second Lien Note Agent, and any Additional Agent (as defined in the Base Intercreditor Agreement) shall be determined solely pursuant to the applicable Intercreditor Agreements, and not by priority as a matter of law or otherwise, and further acknowledges and agrees that the Lien granted to the Mortgagee pursuant to this Mortgage shall be pari passu and equal in priority with the Lien granted to the Term Agent pursuant to the Term Mortgage and any Lien in respect of the Premises (and any Proceeds thereof) granted to an Additional Agent (as defined in the Base Intercreditor Agreement) (other than any Lien in respect of Junior Priority Obligations) (as defined in the Cash Flow Intercreditor Agreement)), in each case, as and to the extent provided in the Intercreditor Agreements.

6.6                               Conflicting Terms.

(a)                                 In the event of any conflict between the terms of this Mortgage and any Intercreditor Agreement, (i) the terms of the Base Intercreditor Agreement shall govern and control any conflict between the Mortgagee, the Term Agent, the ABL Agent, the Second Lien Note Agent and/or

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any Additional Agent (as defined in the Base Intercreditor Agreement), (ii) the terms of the Cash Flow Intercreditor Agreement shall govern and control any conflict between the Mortgagee, the Term Agent, the Second Lien Note Agent and/or any Additional Agent (as defined in the Cash Flow Intercreditor Agreement) and (iii) the terms any other Intercreditor Agreement shall govern and control any conflict between the Mortgagee and any other party to such Intercreditor Agreement, in each case other than with respect to Section 6.7.  In the event of any such conflict, the Mortgagor may act (or omit to act) in accordance with such Intercreditor Agreement, and shall not be in breach, violation or default of its obligations hereunder by reason of doing so.

(b)                                 In the event of any conflict between the terms and provisions of the Indenture and the terms and provisions of this Mortgage, the terms and provisions of the Indenture shall control and supersede the provisions of this Mortgage with respect to such conflicts other than with respect to Section 6.7.

6.7                               Governing Law.  This Mortgage shall be governed by and construed in accordance with the internal law of the state in which the Premises are located.

6.8                               Application of the Foreclosure Law.  If any provision in this Mortgage shall be inconsistent with any provision of the foreclosure laws of the state in which the Premises are located, the provisions of such laws shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provision of this Mortgage that can be construed in a manner consistent with such laws.

6.9                               Written Agreement.  This Mortgage may not be amended, supplemented or otherwise modified except in accordance with Article IX of the Indenture.  For the avoidance of doubt, it is understood and agreed that any amendment, amendment and restatement, waiver, supplement or other modification of or to the Intercreditor Agreements that would have the effect, directly or indirectly, through any reference herein to the Intercreditor Agreements or otherwise, of waiving, amending, supplementing or otherwise modifying this Mortgage, or any term or provision hereof, or any right or obligation of the Mortgagor hereunder or in respect hereof, shall not be given such effect except pursuant to a written instrument executed by the Mortgagor and the Mortgagee in accordance with this Section 6.9.

6.10                        Waiver of Jury Trial.  Subsection 9.14 of the Collateral Agreement is hereby incorporated by reference.

6.11                        Request for Notice.  The Mortgagor requests that a copy of any statutory notice of default and a copy of any statutory notice of sale hereunder be mailed to the Mortgagor at the address specified in Section 6.2 of this Mortgage.

6.12                        Counterparts.  This Mortgage may be executed by one or more of the parties on any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.13                        Release.  If any of the Premises shall be sold, transferred or otherwise disposed of by the Mortgagor in a transaction permitted by the Indenture, then the Mortgagee, at the request and expense of the Mortgagor, shall execute and deliver to the Mortgagor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on the Premises.  The Mortgagor shall deliver to the Mortgagee prior to the date of the proposed release, a written request for release.

6.14                        Easements.  At any time, or from time to time, without liability therefor and with 10 days’ prior written notice to the Mortgagee, upon written request of the Mortgagor and without affecting

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the effect of this Mortgage upon the remainder of the Premises, the Mortgagee shall join in granting any easement, right of way, encumbrance or lien on all or any portion of the Premises, so long as the Mortgagor certifies to the Mortgagee by delivering an officer’s certificate that such easement, right of way, encumbrance or lien is a Permitted Lien.

6.15                        [Last Dollars Secured; Priority.  This Mortgage secures only a portion of the Obligations owing or which may become owing by the Mortgagor to the Secured Parties.  The parties agree that any payments or repayments of the Obligations shall be and be deemed to be applied first to the portion of the Obligations that is not secured hereby, it being the parties’ intent that the portion of the Obligations last remaining unpaid shall be secured hereby.  If at any time this Mortgage shall secure less than all of the principal amount of the Obligations, it is expressly agreed that any repayments of the principal amount of the Obligations shall not reduce the amount of the lien of this Mortgage until the lien amount shall equal the principal amount of the Obligations outstanding.](7)

6.16                        State Specific Provisions.  In the event of any inconsistencies between this Section 6.16 and any of the other terms and provisions of this Mortgage, the terms and provisions of this Section 6.16 shall control and be binding.

(a)                                 [                                 ]

(b)                                 [                                 ]

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(7)                                 To be included in mortgages for states with a mortgage recording tax, to the extent required.

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IN WITNESS WHEREOF, the Mortgagor has executed this Mortgage as of the above written date.

MORTGAGOR:

[ ]

By:
Name:
Title:

[ADD STATE NOTARY FORM FOR THE MORTGAGOR](8)

(8)                                 Local counsel to confirm signature page and notary block which is acceptable for recording in the jurisdiction.

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Exhibit A

Legal Description

(See Attached)

Annex 5-Exhibit A-1